Posting Supplement No. 276 dated July 15, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 392323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
392323	$14,900	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 392323. Member loan 392323 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kendle International	Debt-to-income ratio:	16.89%
Length of employment:	1 year 4 months	Location:	Thousand Oaks, CA

Home town:	Thousand Oaks
Current & past employers:	Kendle International, University of California, Los Angeles, State Farm Insurance Companies
Education:	University of California-Los Angeles (UCLA), Moorpark College

This borrower member posted the following loan description, which has not been verified:

My rationale for this loan request is that I wish to consolidate the balances of all of my high interest/balance credit cards onto one monthly payment to pay off the debt quicker. The various interest rates and paying of minimum monthly payments are not making much headway in the paying down of my debt. The use of the money will be utilized to pay off each card in full. I have been in my current job for the past year and a half. I have a good, solid track record of paying off loans in a timely fashion. My goal is to pay more than the minimum monthly payment of the loan so it can be paid down quicker. I currently feel like I am drowning in debt with no end in sight. This loan will provide a means to an end and get me back onto the correct path to financial health.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	42
Revolving Credit Balance:	$15,586.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394773

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
394773	$16,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 394773. Member loan 394773 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,404 / month
Current employer:	State of Georgia	Debt-to-income ratio:	15.78%
Length of employment:	20 years	Location:	stone mountain, GA

Home town:
Current & past employers:	State of Georgia
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debt into one payment and reduce utilization on CC as all banks are increasing rates.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	22
Revolving Credit Balance:	$46,689.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 398643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
398643	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 398643. Member loan 398643 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	11.72%
Length of employment:	n/a	Location:	Houston, TX

Home town:	San Francisco
Current & past employers:	UC Discovery Grant, Pension Dynamics Co.
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

Will be expanding my family's business into another state. Essentially creating a new corporate entity with a resident of the new state (me) that allows small business advantages and using the same sales and backroom team in the office at California, expanding our business through increased territory that has similar advantages as our business in California, but without substantially increasing overhead.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,208.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 404785

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
404785	$6,800	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 404785. Member loan 404785 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,176 / month
Current employer:	local tv llc	Debt-to-income ratio:	22.98%
Length of employment:	2 years 6 months	Location:	DENVER, CO

Home town:	Pittsburgh
Current & past employers:	local tv llc, AmeriCorps NCCC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like a loan so that I can make just one payment instead of several. I also have hope to get a lower interest rate and thus pay off my debts quicker.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,041.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 407125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
407125	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 407125. Member loan 407125 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	City of Clyde Ohio	Debt-to-income ratio:	24.21%
Length of employment:	6 months	Location:	Clyde, OH

Home town:	OAKLAWN
Current & past employers:	City of Clyde Ohio, First Energy Corporation, United States Navy
Education:	Terra Community College

This borrower member posted the following loan description, which has not been verified:

Although my wife and I seem to have a lot of debt we have had some medical issues over the past few years that contributed a major portion of the debt. We have paid medical providers with either credit cards or loans over the years to avoid damaging our credit. We share an amount of student loans right now but we are working towards bettering ourselves with education. We both have municipal jobs and are constantly on the lookout for better and stronger forms of income. Our payment history is beyond reproach and our commitment to being debt free in 4 years or less is our first priority.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,212.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
407439	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 407439. Member loan 407439 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	MHW	Debt-to-income ratio:	21.88%
Length of employment:	2 years 2 months	Location:	MORRISTOWN, NJ

Home town:	Melbourne
Current & past employers:	MHW, Wine
Education:	Melbourne University

This borrower member posted the following loan description, which has not been verified:

I have recently became engaged and would like to ask for a loan to pay for the wedding. Rather than using a series of credit cards I would much rather roll it all in to one easy payment. And usind the power of cash is always a help when negotiating. I am currently working as self employed as a wine salesrep. And can afford the payments. I have a very good credit score.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,848.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 411199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
411199	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 411199. Member loan 411199 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Abbott Bioresearch Center	Debt-to-income ratio:	18.35%
Length of employment:	2 years	Location:	WEST BOYLSTON, MA

Home town:	Southbridge
Current & past employers:	Abbott Bioresearch Center, Dexter Russell
Education:	College of Our Lady of the Elms

This borrower member posted the following loan description, which has not been verified:

The perpose of this loan is to consolidate my credit card debt inorder to pay them off more quickly at a lower intrest rate.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,389.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 412050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
412050	$15,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 412050. Member loan 412050 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,694 / month
Current employer:	Associates in Family Practice	Debt-to-income ratio:	6.73%
Length of employment:	3 years 2 months	Location:	FORT LAUDERDALE, FL

Home town:	Minneapolis
Current & past employers:	Associates in Family Practice, Auction 123
Education:	Alumni of Florida State University School of Business, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I kept a balance on a credit card in order to save liquid assets for investment in a business. The business is doing well but Bank of America Arbitrarily raised the rate on my credit card by over 14%, so I would like to turn it into a personal loan with a fixed interest rate. I hold a finance degree, thus l am educated an consumer of loans. I am an owner of two small businesses and manage a third (My full-time employment) three including a multi-physician, multi-specialty, non physician owned medical clinic. This loan amount is well within my means to be able to repay this comfortably, I am currently paying a far higher amount monthly while I have been reducing the balance on this card. A fixed term, fixed apr loan without an early repayment penalties is very appealing after Bank of America more than doubled my variable rate without a reason. I hope I can help someone else out by providing a reliable a conservative investment, and never do business with Bank of America again. Thank You for Your Help.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,712.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413365

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
413365	$17,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 413365. Member loan 413365 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,183 / month
Current employer:	Brown and Associates	Debt-to-income ratio:	22.50%
Length of employment:	5 years 6 months	Location:	LAUREL, MD

Home town:	Ft. Lauderdale
Current & past employers:	Brown and Associates
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt and cut up my credit cards for good. I am a reliable candidate that hit a rough patch with credit cards. I need to clear this debt for a clean slate.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,106.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 413897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
413897	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 413897. Member loan 413897 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Grubb and Ellis	Debt-to-income ratio:	17.30%
Length of employment:	2 years 6 months	Location:	LOS ALAMITOS, CA

Home town:	Long Beach
Current & past employers:	Grubb and Ellis, CB Richard Ellis Group
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I have a high interest credit cards that I'm looking to consolidate into one monthly payment with a fairer interest rate. I have never missed a payment or been late on any of my accounts.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,461.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 415296

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
415296	$4,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 415296. Member loan 415296 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	12.19%
Length of employment:	n/a	Location:	Atlanta, GA

Home town:	Travis Afb
Current & past employers:	Kaplan, Inc, Internal Revenue Service (IRS)
Education:	Morehouse School of Medicine, Georgia State University, Florida State University

This borrower member posted the following loan description, which has not been verified:

I have just finished my 1st year of medical school and would like a plan to be debt free when I start residency in 2012. I have worked extremely hard to get into medical school - through undergraduate and graduate school - and would like to be debt free when I graduate. Of course, that is outside the $150, 000+ I will owe upon graduation, but who's counting :) This loan will save me from the ridiculous interest rates, most of which are a result of being extremely busy with school and paying a few days late. I would much rather pay interest to a real person. Everything will be direct debit, and without 5 websites to pay, payments will always be on time. And, I have already cut up all of the cards except one. Any amount is appreciated, if I can even pay off 1 or 2 cards I will be forever grateful. Thank you and I will definitely remember to pay the generosity forward.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	9
Revolving Credit Balance:	$9,402.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 415767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
415767	$9,150	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 415767. Member loan 415767 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Acushnet Golf	Debt-to-income ratio:	21.66%
Length of employment:	1 year 6 months	Location:	CARLSBAD, CA

Home town:	Truckee
Current & past employers:	Acushnet Golf, TS Restaurants, TaylorMade-adidas
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

My thanks for your consideration, I'm looking to lower the total interest that will be paid on a college consolidated loan, taken out at a high interest rate. Now a little about me, I'm engaged and working full time in a stable position... in fact we're even hiring in my group. I haven't got the most extensive credit history, but it's all solid as I make payments on time and at least at the minimum. Again, thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,299.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416238

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
416238	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 416238. Member loan 416238 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	SELF EMPLOYED	Debt-to-income ratio:	11.75%
Length of employment:	13 years	Location:	ROWLAND HEIGHTS, CA

Home town:
Current & past employers:	SELF EMPLOYED
Education:

This borrower member posted the following loan description, which has not been verified:

Hello everyone, I'm seeking a loan in the amount of $25k for a kitchen remodel. I would like to replace the counter-top w/marble, the cabinets, re-tiled the floors, and the addition of stainless steel appliances. I've been self employed since 1997 as a medical billing specialist. I have no debt except for the following: a) I have less than 12K remaining on my mortgage b) 2 credit cards with a balance of $2K each that I have used to purchased some of the materials needed for the remodel. c) less than $5k left on my payment for my car The term for loan would be 2 years from the date of acceptance. Thank you for reading through my proposal.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,287.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
416767	$8,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 416767. Member loan 416767 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	SS and C Technologies Inc.	Debt-to-income ratio:	4.16%
Length of employment:	3 years	Location:	NEW BRITAIN, CT

Home town:
Current & past employers:	SS and C Technologies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt at a better rate. Would like to fix the term rather than dealing with a revolving account with unreasonable fees.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,573.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 421740

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
421740	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 421740. Member loan 421740 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,919 / month
Current employer:	SHHC	Debt-to-income ratio:	24.94%
Length of employment:	3 years	Location:	PITTSBURGH, PA

Home town:	Pittsburgh
Current & past employers:	SHHC, Pride Billing Services, Vista Behavioral Health Associates
Education:	Saint Vincent College

This borrower member posted the following loan description, which has not been verified:

I am trying to simplify my finances and lower my interest rates. With this loan, I plan on fully paying off my high interest cards and then dispersing the remainder across any remaining balances. Within three years, I will pay off my Lending Club loan and only carry a student loan debt. Recent changes in the economy have shown me that carrying credit card debt is just a pointless thing to do. I want to be rid of it once and for all. I'd rather pay interest to a person or entity who can benefit from my payments over a huge corporation that may fold or need a bail-out tomorrow. About myself: I am a single girl working in public healthcare. Economic changes have definitely cemented my job security, but have not been so great for the patients we serve. Each week, more and more people come through the door after losing their insurance coverage. It is rewarding to know that we offer a place that they can come to receive quality, low-cost healthcare and be treated with dignity and respect. I rent, so a home equity loan is out for me. However, I am very responsible with my bills and rent. I have been in this neighborhood for 7 years and I work here as well. Serving my own community is very fulfilling and I hope to do so for years to come.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,147.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 421818

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
421818	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 421818. Member loan 421818 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	East Central ISD	Debt-to-income ratio:	24.07%
Length of employment:	16 years	Location:	SAN ANTONIO, TX

Home town:	Paris
Current & past employers:	East Central ISD, Ganado ISD
Education:	Texas A & M University at Commerce

This borrower member posted the following loan description, which has not been verified:

Thank you for helping me to consolidate my loans. I hope to one day be debt free, and I believe this will be a great start.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,202.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422385

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422385	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422385. Member loan 422385 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Natchitoches Parish School Board	Debt-to-income ratio:	14.58%
Length of employment:	9 years	Location:	NATCHITOCHES, LA

Home town:	Alexandria
Current & past employers:	Natchitoches Parish School Board, Rapides Parish School Board
Education:	University of Louisiana at Monroe, Northwestern State University of Louisiana (NSU)

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off two credit cards that I currently have. I am currently employed by the Natchitoches Parish School Board and have been for nine years. I have very good credit and a responsible bill payer. At the current interest rates of my credit cards, I feel that I will not be able to pay them off.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,812.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422740

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422740	$17,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422740. Member loan 422740 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,606 / month
Current employer:	University of Philadelphia	Debt-to-income ratio:	13.03%
Length of employment:	4 years 4 months	Location:	Philadelphia, PA

Home town:	Salem
Current & past employers:	University of Philadelphia, University of North Carolina at Chapel Hill
Education:	University of Richmond, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

After a painful separation from my husband in 2005 and subsequent divorce, my previously modest spending habits changed for the worse for a couple of years. I am now back in a stable life situation and very much want to get my financial situation under control. I'm paying mainly interest on three credit cards and it's prohibiting me from saving much money at all, though I am managing to put a small amount into a savings account and my Roth IRA each month. With a personal loan I'll pay off the credit cards and cancel all except for one which has a maximum limit of $4,000 and a low APR and which will be used only for emergencies. I have a good, stable job with the University of Pennsylvania and even got a modest raise this year (significant, considering the shape of the economy). I've cut my spending in recent months by sharing an apartment - reducing my rent and the amount I spend on utilities. I have a budget that I'm sticking to for groceries and other household needs. I invest fully in my employee's matched retirement plan and take advantage of the pre-tax healthcare expense account. A personal loan would enable me to put money aside for my future, a house, a wedding, children, eventual retirement - all of these things seem impossible if I can't responsibly get rid of the debt I have accumulated. Thank you so much for your time, Heather Simmons

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 422911

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
422911	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 422911. Member loan 422911 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	self employed	Debt-to-income ratio:	20.73%
Length of employment:	1 year	Location:	Pinedale, WY

Home town:	Worland
Current & past employers:	self employed, Utah State University
Education:	University of Wyoming

This borrower member posted the following loan description, which has not been verified:

Attempting to secure a loan for a class 8 truck for use around small ranch

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,993.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 423044

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423044	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423044. Member loan 423044 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Baylor Medical Center at Garland	Debt-to-income ratio:	7.67%
Length of employment:	2 months	Location:	Dallas, TX

Home town:	Garland
Current & past employers:	Baylor Medical Center at Garland
Education:	Baylor Radiologic Allied Health School, Brookhaven College, Richland Community College

This borrower member posted the following loan description, which has not been verified:

If I am approved for a loan I would use the money to pay off the debt that I have acquired while in school. I have finally finished school and am currently working at the same hospital that I have been working at for the past 12 years. I have already paid off my car and am renting an apartment and would really like to buy a house. I recently got engaged and we would like to start over with a clean slate.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	40
Revolving Credit Balance:	$7,106.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423064	$11,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423064. Member loan 423064 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Solutions Logistics	Debt-to-income ratio:	14.97%
Length of employment:	1 year 8 months	Location:	Columbia, SC

Home town:	Green Bay
Current & past employers:	Solutions Logistics, Barnes & Noble, Packerland Mortgage
Education:	University of Wisconsin-Green Bay

This borrower member posted the following loan description, which has not been verified:

I will be rolling my high interest credit cards into this lower interest loan. My credit card balances went up when my fiance lost his job. I got a second job to cover things, but was unable to keep up with expenses without the credit cards. He's since gotten a job, we've put the cards in the freezer, and I've kept the second job to pay down debt. The credit card companies keep raising my rates, however, and I need a solid way to pay them off. I'll also be using $4200 to buy a used vehicle, as mine has 130k miles, and I was told it won't last much longer. I have 5 1/2 years of credit history with no late payments. I currently pay 400-450 toward my credit cards each month. This loan would be that same amount, so I already know it fits my budget.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,900.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423190

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423190	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423190. Member loan 423190 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	La Frontera Center	Debt-to-income ratio:	4.17%
Length of employment:	4 years 10 months	Location:	Tucson, AZ

Home town:	England
Current & past employers:	La Frontera Center
Education:	University of Arizona, Arizona State University

This borrower member posted the following loan description, which has not been verified:

I'm in the process of buying a 1980 double wide (1500+ sq ft) mobile home in a park. Seller willing to carry 1/3 - 1/2 of asking price ($31K), but would prefer cash. I am able to pay $18K from my own funds, need to borrow $10K, so I can negotiate cash purchase for $28K total. My credit score is good, willing to use the mobile home as collateral if lender wants to do so.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	24
Revolving Credit Balance:	$7,730.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423192

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423192	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423192. Member loan 423192 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Hamilton County	Debt-to-income ratio:	22.65%
Length of employment:	4 years 10 months	Location:	Ludlow, KY

Home town:	Cincinnati
Current & past employers:	Hamilton County
Education:	University of Cincinnati-Main Campus, Thomas More College

This borrower member posted the following loan description, which has not been verified:

We have been paying down all revolving debt and would like to eliminate our credit card balances as soon as possible. I have been been employed without break with the same employer for the last 22 years. I have a masters degree and own my own home.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	14
Revolving Credit Balance:	$14,943.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423311	$11,800	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423311. Member loan 423311 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Classic Elite Yarns	Debt-to-income ratio:	1.99%
Length of employment:	4 years 6 months	Location:	Reading, MA

Home town:	Dracut
Current & past employers:	Classic Elite Yarns, CVS Pharmacy
Education:	Massachusetts College of Art

This borrower member posted the following loan description, which has not been verified:

I am hoping to purchase this house-to-go: http://www.lodge-on-wheels.com/ This house-on-the-go is intended to fill the role of an RV. According to the originator, this unit is "built better than most RV's. They fully expect these houses to be around 50 years from now, looking better than ever." The unit includes a dual-braking sustem, that fully integrates with the truck's braking system. Safety is the prime concern. I have excellent credit, with a score around 770. I have a secure full time job, making around $35,000 each year and have an excellent record of paying bills on time. I just recently finished paying off a $26,000 vehicle loan a year prior to the end of the loan period. I know I would be an excellent candidate for receiving a loan such as this. Thank you very much for your time and consideration. I very much look forward to working with you. Kristen :)

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,234.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 423321

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423321	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423321. Member loan 423321 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Jonathan Strauss	Debt-to-income ratio:	0.66%
Length of employment:	12 years	Location:	Lynnfield, MA

Home town:
Current & past employers:	Jonathan Strauss
Education:

This borrower member posted the following loan description, which has not been verified:

I work, sleep, and repeat 6 Days a week. I'm the Third generation of a family owned business, but I'm family so I get paid a very meager salary. When I buy a product I look towards the long term value, I've had the same bed all my life, I've outgrown it. My choice is a Hastens. 1. The Warranty 2. The heat/moisture wicking effect of the horsehair fill 3. Hand Craftsmanship 4. Built to last, modern mattresses tend to use a foam that degrades very quickly In my parents case less than a year, that creates a sag, warranty was not honored. Hastens are known to last over 50 years.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$565.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423323	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423323. Member loan 423323 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	TQ Constructors	Debt-to-income ratio:	5.48%
Length of employment:	1 year 8 months	Location:	Cincinnati, OH

Home town:	Lawrenceburg
Current & past employers:	TQ Constructors
Education:	Cincinnati State Technical and Community College

This borrower member posted the following loan description, which has not been verified:

We would like to install an inground pool in our rear yard.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,141.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 423349

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423349	$12,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423349. Member loan 423349 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Self employed	Debt-to-income ratio:	6.33%
Length of employment:	4 years 6 months	Location:	San Bruno, CA

Home town:	Dudley
Current & past employers:	Self employed, Wells Fargo
Education:	Dudley College

This borrower member posted the following loan description, which has not been verified:

I ran my own company for 6 years and sold it in 2006. I am now looking to purchase a small yet profitable company and build and grow this business to the point of selling.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$157.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423436

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423436	$15,600	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423436. Member loan 423436 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Command Alkon, Inc.	Debt-to-income ratio:	18.66%
Length of employment:	3 years 6 months	Location:	Birmingham, AL

Home town:	Champaign
Current & past employers:	Command Alkon, Inc.
Education:	The University of Alabama at Birmingham

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my debt into one central account with a lower interest rate in order to more effectively manage my monthly budget. I am a very reliable person, always pay my bills on time and am very careful about being responsible with my credit obligations.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,514.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423544	$11,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423544. Member loan 423544 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	ABM Industries	Debt-to-income ratio:	9.32%
Length of employment:	5 years 5 months	Location:	concord, CA

Home town:	Burlingame
Current & past employers:	ABM Industries
Education:	CSU Hayward

This borrower member posted the following loan description, which has not been verified:

Would like to Consolidate 3 credit cards and 1 motorcycle loan into one bulk payment. That would make this one loan my only loan and free up extra money for savings for my first home purchase.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,827.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423560

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423560	$7,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423560. Member loan 423560 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	ESPEYS	Debt-to-income ratio:	16.00%
Length of employment:	10 years 3 months	Location:	GANSEVOORT, NY

Home town:
Current & past employers:	ESPEYS
Education:

This borrower member posted the following loan description, which has not been verified:

I WOULD LIKE TO GET OUT FROM UNDER 2 HIGH INTEREST CREDIT CARDS, WHO'S RATE CONTINUE TO GO UP EVEN THOUGH I HAVE GOOD GREDIT SCORES AND DONT MISS PAYMENTS, AND 1 PERSONAL LOAN FOR LAST CHRISTMAS WHO'S RATE I DID NOT RELIZE WAS ALMOST 30%. PAYING MORE IN INTREST EVERY MONTH ON THIS ONE LOAN THEN PRINCIPAL. I USE TO BELONG TO PROSPER AND HAD A LOAN THROUGH THEM THAT I PAID OFF AND WAS APPROVED FOR ANOTHER BEFORE THEY CLOSED LOANING PROGRAM.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,020.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423633	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423633. Member loan 423633 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ABCLEAN Inc.	Debt-to-income ratio:	12.02%
Length of employment:	5 years 6 months	Location:	HOUSTON, TX

Home town:
Current & past employers:	ABCLEAN Inc., PSC INDUSTRIAL SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

I took a 20,000 personal loan from bank of america as an investment in a personal business . I later found out that the interest type is recurring ( not fixed ). I need to secure another loan to pay off this debt . I look forward to a fixed interest loan at not greater than 15% . I am still pursuing my business interest . I equally have a good paying , reliable job . I will appreciate a good interst loan .Thanks

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,028.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 423644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423644	$6,000	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423644. Member loan 423644 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	MILESTONE REALTY & ASSOCIATES	Debt-to-income ratio:	2.57%
Length of employment:	4 years 5 months	Location:	HILLSIDE, IL

Home town:	Newport News
Current & past employers:	MILESTONE REALTY & ASSOCIATES
Education:	Chicago State University

This borrower member posted the following loan description, which has not been verified:

My company is currently located in Illinois & Indiana. We specialize in listing/selling foreclosed properties for various lenders. Due to the recent increase in foreclosures, our company needs to hire more staff to handle the inventory of properties. As the real company, we are responsible for managing the preservation of the properties, listing/selling the properties. Our company trash-out the properties, maintain the lawn & complete repairs in order to market the properties. I need an immediate loan to hire more staff to handle the influx of the new inventory, and to purchase more office equipment, and to secure an office space in Indiana, because we are currently operating in a sales trailer for a developer.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,922.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423648

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423648	$6,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423648. Member loan 423648 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Video News Service	Debt-to-income ratio:	18.07%
Length of employment:	1 year	Location:	EL PASO, TX

Home town:	El Paso
Current & past employers:	Video News Service, KDBC-TV
Education:	El Paso Community College

This borrower member posted the following loan description, which has not been verified:

This loan is to help fund the beginning and the material needs for a video shoot contracted with the local housing authority.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,040.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423672	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423672. Member loan 423672 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	KPMG, LLP	Debt-to-income ratio:	10.41%
Length of employment:	4 years	Location:	Westfield, NJ

Home town:	Sommerville
Current & past employers:	KPMG, LLP, SunGard Data Systems
Education:	Roger Williams University, Rider University

This borrower member posted the following loan description, which has not been verified:

Good Evening, My Fiance and I are planning our dream wedding in Florida and would like to obtain a loan to help in the payment process. I have great credit and just need cash upfront to payoff the many wedding expenses that must be paid in full in advance of the wedding. I look forward to working with you and appreciate your consideration. Thank you, Cory F. DeBias

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,406.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 423684

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423684	$25,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423684. Member loan 423684 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,833 / month
Current employer:	Karapet Stambulyan	Debt-to-income ratio:	2.84%
Length of employment:	10 years 2 months	Location:	Van Nuys, CA

Home town:	Yerevan
Current & past employers:	Karapet Stambulyan, Self
Education:

This borrower member posted the following loan description, which has not been verified:

My business is a 10 year business called GNG Vinyl Fencing and I am looking for a business loan to help me with a job proposal I would appriciate all the help I can get. Thank you

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	50
Revolving Credit Balance:	$6,835.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423695

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423695	$25,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423695. Member loan 423695 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	The Law Office of Brian K. Ayson	Debt-to-income ratio:	19.30%
Length of employment:	5 years 6 months	Location:	Houston, TX

Home town:	Corpus Christi
Current & past employers:	The Law Office of Brian K. Ayson, White Shaver, PC, OGM Land, Kroger, Myers, Frisby & Hirsch
Education:	Texas Tech University, Texas Southern University

This borrower member posted the following loan description, which has not been verified:

I have recently left my firm to go out on my own and start my own solo law practice. While my overhead is relatively low (rent and advertising, primarily) I would like to have a line of credit to pay myself a modest salary and cover my expenses. Money will be coming in immediately, but I need to cover these expenses and have a set salary for the first few months to budget our personal finances. I am a sixth year attorney and my credit score is above average (683) . Thanks for your help!

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	67
Revolving Credit Balance:	$26,339.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423781	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423781. Member loan 423781 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,166 / month
Current employer:	Comerica	Debt-to-income ratio:	13.10%
Length of employment:	1 year	Location:	PLANO, TX

Home town:	Hammond
Current & past employers:	Comerica, Financial Innovations LLC
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Line of credti is desired

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	50
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423811	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423811. Member loan 423811 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Retired	Debt-to-income ratio:	19.27%
Length of employment:	n/a	Location:	Louisville, KY

Home town:	Spencer Co
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

Need car repairs and don't want to purchase a new car.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$181,017.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423928

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423928	$25,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423928. Member loan 423928 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	15.12%
Length of employment:	14 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	US Postal Service (USPS)
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for funding to consolidate some credit card debt

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,405.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423936

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423936	$13,600	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423936. Member loan 423936 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Intrepid Control Systems	Debt-to-income ratio:	22.18%
Length of employment:	12 years 5 months	Location:	STERLING HEIGHTS, MI

Home town:	STERLING HEIGHTS
Current & past employers:	Intrepid Control Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to get rid of a High rate Credit card.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,560.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423950	$7,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423950. Member loan 423950 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Infinity Group LLC	Debt-to-income ratio:	0.00%
Length of employment:	4 years 6 months	Location:	Ashburn, VA

Home town:	Fairfax
Current & past employers:	Infinity Group LLC
Education:	George Mason University(Under graduate), Univeristy of Maryland - College Park(Graduate)

This borrower member posted the following loan description, which has not been verified:

We need a loan to help pay for a business plan and feasibility study on a resort real estate project. The projected is located in a fast growing economy and highly desirable area. The loan will be repaid once the project has been fully funded in 3-4 months(Oct-Nov 09). Investors have already been lined up just required experienced consultant to perform business plan and feasibility study.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423971

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
423971	$9,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 423971. Member loan 423971 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Otis Elevator	Debt-to-income ratio:	0.00%
Length of employment:	4 years 1 month	Location:	FLAT ROCK, MI

Home town:
Current & past employers:	Otis Elevator, US Army
Education:	United States Military Academy (USMA)

This borrower member posted the following loan description, which has not been verified:

loan used to repay a higher interest loan

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,343.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424016	$9,600	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424016. Member loan 424016 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,950 / month
Current employer:	US Cellular	Debt-to-income ratio:	21.15%
Length of employment:	4 years 4 months	Location:	Forest, VA

Home town:	Greenville
Current & past employers:	US Cellular, ALLTEL Corp.
Education:	East Carolina University, Central Virginia Community College, Indiana Bible College

This borrower member posted the following loan description, which has not been verified:

I have some credit cards that are a close to their limit. I have never paid a bill late and the only reason the credit cards are so high is because my husband and I started a car dealership a year ago and used that as start up capital.... We just sold the business and am in need of purchasing an automobile for myself since I haven't had to have one in a year. I have some money to put down and will most likely not use all the requested amount. I am going to purchase the car at wholesale. Once again I have never ever been late on a bill since I had my first credit card.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,332.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 424061

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424061	$13,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424061. Member loan 424061 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Memorial Medical Center	Debt-to-income ratio:	15.30%
Length of employment:	3 years 10 months	Location:	Springfield, IL

Home town:	Edwardsville
Current & past employers:	Memorial Medical Center, Vono Pharmacy, K-Mart Pharmacy, CVS Pharmacy
Education:	McKendree College

This borrower member posted the following loan description, which has not been verified:

I think that my credit report will speak for itself. I am very responsible about making my payments on time & usually try to pay a little extra every time. I am just looking for better rates so that I can get my loans payed off quicker. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$83,995.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424069

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424069	$3,250	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424069. Member loan 424069 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Lorig Construction	Debt-to-income ratio:	10.49%
Length of employment:	3 years	Location:	Chicago, IL

Home town:	Harvey
Current & past employers:	Lorig Construction, Fred Teitelbaum Construction
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

My son is going to study abroad in Australia this upcoming year and I want to pay for his tuition and living expenses.

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	4
Revolving Credit Balance:	$37,210.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 424124

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424124	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424124. Member loan 424124 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	CRWRC	Debt-to-income ratio:	5.46%
Length of employment:	7 years 7 months	Location:	GRAND RAPIDS, MI

Home town:	Grand Rapids
Current & past employers:	CRWRC, Fifth Third Bancorp (f/k/a Old Kent Mortgage Company), Mid-America Leadership Foundation
Education:	Calvin College, Western Michigan University

This borrower member posted the following loan description, which has not been verified:

Thank you for considering this debt consolidation loan request

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,911.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424125	$3,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424125. Member loan 424125 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Safeway Inc.	Debt-to-income ratio:	19.75%
Length of employment:	28 years 6 months	Location:	san jose, CA

Home town:
Current & past employers:	Safeway Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Have worked at same job for 28 years. Not a flight risk. Need help with mortgage payment to keep roof over head.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	78
Revolving Credit Balance:	$17,015.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424261	$20,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424261. Member loan 424261 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	NYc Transit	Debt-to-income ratio:	6.26%
Length of employment:	4 years 2 months	Location:	jamaica, NY

Home town:	New York
Current & past employers:	NYc Transit
Education:	CUNY York College

This borrower member posted the following loan description, which has not been verified:

This loan will be used for inventory purchases for new restaurant/bar.

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	20
Revolving Credit Balance:	$14,623.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424264

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424264	$7,200	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424264. Member loan 424264 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	palm beach county school board	Debt-to-income ratio:	18.98%
Length of employment:	1 year	Location:	royal palm beach, FL

Home town:	West Palm Beach
Current & past employers:	palm beach county school board
Education:	university of florida

This borrower member posted the following loan description, which has not been verified:

This loan is to pay off two credit cards $5,000 and $7,000

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$5,125.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 424291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424291	$25,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424291. Member loan 424291 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,053 / month
Current employer:	Automotive Finance Corporation	Debt-to-income ratio:	19.57%
Length of employment:	8 years 4 months	Location:	Chandler, AZ

Home town:	Indianapolis
Current & past employers:	Automotive Finance Corporation, Fifth Third Bancorp
Education:	University of Southern Indiana

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards and 1 personal loan each with small balances that I am looking to consolidate and get paid off in a more timely and responsible fashion. I would like to get 1 loan to pay all of these small debts off and get out of debt for good. I have a great credit score (last I checked it was close to 800) and have never missed a payment on any repayment plan, from department store cards, to major credit cards, to auto and personal loans, to a first and second mortgage. Being able to pay one lower monthly payment would not only make paying bills easier, it would allow me to pay down my debt substantially faster.

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,091.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424298

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424298	$18,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424298. Member loan 424298 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Tufts Medical Center	Debt-to-income ratio:	11.35%
Length of employment:	10 years 4 months	Location:	Danvers, MA

Home town:	Chatham
Current & past employers:	Tufts Medical Center, Queens Medical Center
Education:	St Clair County Community College

This borrower member posted the following loan description, which has not been verified:

I was lucky enough to find a new home in the price range I felt that I could afford. Negotiating a loan was difficult as my purchase is a town home with only 25% sold and all lenders wanted 20% down. I was able to negotiate a mortage for 10% down which came to 29400. I have paid 15000 already and am looking for the rest of the down payment. When I moved to Ma 10 years ago I never thought I would ever own property here, but I have found a great place. PS the mortage payment is less than the rent that I pay now. Thank-you

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,831.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424311	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424311. Member loan 424311 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	The Physician & Midwife Collaborative Practice	Debt-to-income ratio:	0.00%
Length of employment:	1 year 1 month	Location:	Alexandria, VA

Home town:	Houston
Current & past employers:	The Physician & Midwife Collaborative Practice, The Home Depot
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used car from a friend who is about to purchase a new car. It is not some random private seller so I have peace of mind in their word on condition. In my mind the best new cars are used cars as new cars depreciate quite quickly. (within 6 years a car will have depreciated 60% of its value)

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,924.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424334	$14,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424334. Member loan 424334 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	R.H. Donnelley	Debt-to-income ratio:	22.14%
Length of employment:	2 years 4 months	Location:	Overland Park, KS

Home town:	Neptune
Current & past employers:	R.H. Donnelley, First Horizon Home Loans
Education:	Missouri State University, University of Missouri - Kansas City

This borrower member posted the following loan description, which has not been verified:

I am seeking $14,000 to consolidate and reduce my rate of interest on two credit card balances, currently at 17% and 29%. I am a 35-year-old professional with an excellent employment history and good credit (no 30-day delinquencies or collection activity). I would most likely qualify for another balance transfer credit card, but I want to eliminate my use of credit cards. I am looking for a 36-month loan at no more than 15% interest, as I would like to keep my payment in the range of $450/month. I am willing to provide full documentation of income and other monthly expenses and allow direct disbursement of loan funds to my credit card accounts. I would also agree to set the loan up on automatic ACH payments.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,180.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424360	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424360. Member loan 424360 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	GPX Realty Partners	Debt-to-income ratio:	17.59%
Length of employment:	3 years 1 month	Location:	Philadelphia, PA

Home town:	Birmingham
Current & past employers:	GPX Realty Partners, Toll Brothers
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate two credit cards at a lower rate.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,155.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424419

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424419	$25,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424419. Member loan 424419 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,125 / month
Current employer:	Sales consults of laurel park inc	Debt-to-income ratio:	13.53%
Length of employment:	12 years 2 months	Location:	Novi, MI

Home town:
Current & past employers:	Sales consults of laurel park inc
Education:

This borrower member posted the following loan description, which has not been verified:

exec credit looking to update my kitchen. seeking an unsecured personal loan or line of credit. 777 credit score, home owner and long term job.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1979	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,965.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424465	$4,750	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424465. Member loan 424465 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	National Parks Service	Debt-to-income ratio:	10.56%
Length of employment:	9 months	Location:	Stanford, CA

Home town:	Anacortes
Current & past employers:	National Parks Service, Stanford Storytelling Project, Antenna Theater
Education:	Stanford University

This borrower member posted the following loan description, which has not been verified:

Greetings Lenders! I am applying for this loan because I have been accepted to a great master's program based in Stockholm, Sweden. It is a two year MFA at the Konstfack College University of Arts, Crafts, and Design. I will study with the Experience Design Group, which focuses on the study and cultivation of meaningful experiences in time. The program is a hybrid of academic-studio work, with courses in design history, philosophy, theory and criticism, as well as hands-on exploration of design ideas in a body of work. There are no tuitions or fees for the school itself, because education is subsidized in Sweden(even for international students). This loan will help me to cover the cost of living for the first year of my studies in Stockholm (approximately $900 per month). I will also work part time, and apply for more scholarships to fund the second year. Because the program is not based in the United States, and it is not one of the few programs abroad recognized by the US Board of Education, I am not eligible for standard US federal loans. I have also applied private loans from large banks, but most institutions do not have student loans for international programs. A close friend of mine recommended that I look a the Lending Club, and it seems like a great idea. Thanks in advance for your consideration. Sincerely, Bonnie Swift

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$808.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424471

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424471	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424471. Member loan 424471 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	AIReS	Debt-to-income ratio:	5.40%
Length of employment:	16 years	Location:	Danbury, CT

Home town:	Pittsburgh
Current & past employers:	AIReS
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

I earn $250,000 per year, verifiable. Secure employment with ownership share. Been with my company 16 years. Need the loan to consolidate debt after recent divorce. Excellent payment history, FICO score is 660 due to credit cards, once I pay them off I will be in the 730-770 range according to Equifax and I am reliable and dependable to pay all debts. No negative accounts in the last 5 years.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	63
Revolving Credit Balance:	$11,356.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424625

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424625	$13,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424625. Member loan 424625 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,467 / month
Current employer:	The Vanguard Group	Debt-to-income ratio:	17.37%
Length of employment:	9 months	Location:	NEWARK, DE

Home town:	Newark
Current & past employers:	The Vanguard Group, Keystone Helicopter, The Shodor Foundation
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

I have two credit cards; one from Bank of America and one from Chase. One is at an APR of 18% and another at 30% I'm hoping to roll these into a single loan, make payments of approximately $1100 a month over the next 12 months. I'm hoping to make debt management easier and APRs lower. I've got a steady job making $40,000 a year, have no liabilities for housing or utilities, and have pretty good credit.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$14,391.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424644	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424644. Member loan 424644 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Dr Wan	Debt-to-income ratio:	6.71%
Length of employment:	10 years	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	Dr Wan
Education:

This borrower member posted the following loan description, which has not been verified:

Hope you well I would like to apply for that amount and also i would like to find out if there is a pre-payment penalty if i can pay it off around 12 or so. I'm buying bedding items from a foreign company that is already sold to my buyer here in Florida. so the money will be in a cycle for about a year or so. And in the future i can request for more and you guys can help me more and more. We buying 20,000 worth of products and once it is in florida we collecting $15,000 cash right away COD and the other 5 will be within 2-3 weeks. but i'm planning to continue doing it for about a year or so then pay it off and hopefully come back and ask for more and so forth. Thank you so much for working with me and i do appreciate the opportunity.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	54
Revolving Credit Balance:	$16,826.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424676

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424676	$7,750	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424676. Member loan 424676 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,113 / month
Current employer:	City of Seattle	Debt-to-income ratio:	24.54%
Length of employment:	5 years 1 month	Location:	Seattle, WA

Home town:
Current & past employers:	City of Seattle
Education:	Georgetown University, New York University (NYU) School of Law

This borrower member posted the following loan description, which has not been verified:

I've got a BOA credit card that just reset to 19.99%, and I'd like to pay it off with a fixed rate, fixed term loan. I'm a professional ethics advisor for a large organization. I've got a six-figure income, and I've never been delinquent on a loan in my life. I made the mistake about a year ago of paying down some balances with a card that had a year-long zero-percent teaser rate. I assumed I could talk down the rate when it reset, but I had no luck when I talked to BOA a while back. I don't want to get back on the teaser rate treadmill, but would like to cut my interest payments with a fixed-rate, fixed-term loan.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,544.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424737	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424737. Member loan 424737 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Waltax Services	Debt-to-income ratio:	4.59%
Length of employment:	8 years 6 months	Location:	Ashland, MA

Home town:
Current & past employers:	Waltax Services, Smartech Computers
Education:

This borrower member posted the following loan description, which has not been verified:

Hi there, I'm looking to consolidate a couple of credit cards and use the remainder to purchase a newer pre-owned vehicle, I have good credit, never been late on any payments, I have approximately $6k in credit card debt, one of which has an APR of 23%, BOA decided to increase their rates before the new credit card law goes into effect. If any questions feel free to ask. Thanks!

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,784.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424783

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424783	$7,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424783. Member loan 424783 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Harris	Debt-to-income ratio:	7.09%
Length of employment:	5 years 6 months	Location:	Melbourne, FL

Home town:	Little Rock
Current & past employers:	Harris
Education:	University of Phoenix-Online Campus, Embry Riddle Aeronautical University at Daytona Beach

This borrower member posted the following loan description, which has not been verified:

I need a personal of 5K to help retire and restrucutre personal debt. I will use the 5k to pay off a 401k loan and credit card. With money saved I will pay down remaining debt and this loan all wiithin 3 years time

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,908.00	Public Records On File:	1
Revolving Line Utilization:	97.40%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424811	$22,750	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424811. Member loan 424811 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,750 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.25%
Length of employment:	9 months	Location:	Princeton, NJ

Home town:	Montague
Current & past employers:	Self Employed
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

I am looking to get the more popular styles of dresses from my collection produced in volume. Three styles will be produced. One style in sizes 0-14. The other two styles will be produced in sizes xs-xl. I will have 100 garments made in each style since this is the minimum amount to get a significant discount on the labor. This makes each garment much more profitable than producing in small quantities. Only styles with proven sales volumes over the past year at my retailers will go into production. The garments will be used to increase inventory at my dedicated retailer where my brand has been placed for the past year. I will also be expanding my sales with the new production volumes at a young designers market where many of my designer colleagues from FIT have been highly successful making a living. It's a place in NYC and other major metropolitan areas where regular customers, buyers for stores and stylists frequent, looking for inventory, the hottest new designers, and impulse buys. A secondary use for the additional production will be to build inventory for my sales rep. Armed with inventory, my sales rep and I will be able to engage Just In Time only retailers; with many retailers now switching to immediate delivery as a condition of placing orders due to the current economy (vs. long-term orders). Finally, the loans and new productions overall purpose is for me to be able to expand my business to a mid-volume designer brand in the near term. My website very recently started featuring direct online sales. A small percentage has been budgeted for a carefully planned PR and marketing campaign. I have developed my line and my skills to create garments for a target market of people in their 20's and 30's who want wearable showstopping fashion. My clothing sells well to people in NYC, and I am looking to expand through my sales rep and direct marketing to cities such as Miami, L.A., and Las Vegas. I design evening wear in styles that are seasonless so the inventory does not have a specific shelf life and will continue to be marketable through the year. I am choosing colors that are proven, and colors that will be good through various seasons.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,067.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424873	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424873. Member loan 424873 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Global Credit Services	Debt-to-income ratio:	8.89%
Length of employment:	4 months	Location:	Brooklyn, NY

Home town:	New York, NY
Current & past employers:	Global Credit Services, XL Capital Assurance
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

Interested in getting a better interest rate and terms.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	21
Revolving Credit Balance:	$20,636.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424881	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424881. Member loan 424881 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	carrerstaff unlimited	Debt-to-income ratio:	9.19%
Length of employment:	3 years 6 months	Location:	cerritos, CA

Home town:	Cerritos
Current & past employers:	carrerstaff unlimited, career staff unlimited, as a Physical Therapist
Education:	Southwestern University

This borrower member posted the following loan description, which has not been verified:

i need some money to make my home safer for my baby.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,204.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
424882	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 424882. Member loan 424882 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,388 / month
Current employer:	jehle-halstead, inc.	Debt-to-income ratio:	6.52%
Length of employment:	2 years 1 month	Location:	Pensacola, FL

Home town:	Pensacola
Current & past employers:	jehle-halstead, inc.
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

The intent of this loan is to consolidate several high interest credit cards into one payment so that my wife and I can not only benefit from the interest savings, but also have a plan to repay our debt within a short amount of time. The majority of this debt was accumulated during our college years (stupid kids), with the remainder of the load being formed from wedding expenses. During those times, neither of us had a well paying job, so the debt was hard to avoid. Now we are both employed - myself as a Civil Engineer with the same company for over two years; my wife as a Social Worker with the same company for over a year. Both of us have recently had our performance reviews and our jobs are secure. We would like to address our debt issues before we start a family. That is why we are here. Thank you for your help and contributions!

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,372.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425025

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425025	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425025. Member loan 425025 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,709 / month
Current employer:	self	Debt-to-income ratio:	2.09%
Length of employment:	2 years	Location:	WEST PALM BEACH, FL

Home town:	Memphis
Current & past employers:	self, Pediatric Associates
Education:	Florida Atlantic University, Palm Beach Community College

This borrower member posted the following loan description, which has not been verified:

I am investing in a business that I do subcontract work for.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,242.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425079

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425079	$7,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425079. Member loan 425079 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	General Electric	Debt-to-income ratio:	11.69%
Length of employment:	2 years 2 months	Location:	Milwaukee, WI

Home town:	Chicago
Current & past employers:	General Electric
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate the remaining balance on my car loan ($3200) and my dental work loan ($2700) and a high rate credit card ($1700). All of my monthly payments are large and would like to minimize my payment so that I can apply it to my credit card debt. I have made poor decisions with my credit cards in the past, but have not used them in about 1 year. I'm trying to get my finances back and track and could use your help. I am an engineer and have a strong job and income. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,133.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425084	$9,600	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425084. Member loan 425084 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Fry's Electronics	Debt-to-income ratio:	8.32%
Length of employment:	1 year 8 months	Location:	Oxnard, CA

Home town:	Oxnard
Current & past employers:	Fry's Electronics, Lake Casitas Municipal Water District, Freelance Artist/Designer
Education:	Ventura College

This borrower member posted the following loan description, which has not been verified:

Hello all, I have been a freelance artist and designer for the past 8 years. I have also been working in Customer Service for the last two years and I am looking to start a business in a genre I greatly enjoy; gaming. I am looking to start a video game store/arcade/lounge/pc cafe in Ventura County. We feel that there is a hugely untapped market in our community. We know of many, many, many people who drive as much as an hour and a half out of town every Friday and Saturday night to visit the nearest 'good' arcade. We also have noticed the interest in classic video games on the rise. Our store will carry all the latest and greatest systems and games, but we will also accept for trade-in and sell classic and collectible games as well. We will also sell trading card games and cards, as well as many video game related merchandise such as apparel, accessories, even video game themed snack foods. We will also have a video game arcade with popular machines such as Dance Dance Revolution and Street Fighter 4, as well as classics such as Pac Man, Tetris and a Super Mario Bros. Pinball machine (Already in my possession). We also plan on having a PC Gaming and Console gaming areas, where for a small hourly fee, customers can play games on our consoles and PCs. The nearest local PC cafe would be our only competition for miles, and their computers literally haven't been updated since the place opened three years ago. We will have a T1 internet connection hooked up to all of our computers for lightning fast gaming and browse. Our consoles will already be hooked up for network play. We plan on selling advertisement space on custom made cabinets made for the consoles. We will be available for private parties and events. This loan I am requesting is going to be used to secure a location, purchase product to sell for the store, purchase our first PCs and software licenses for the PC Cafe. We hope to reach ten PC's after three months and start adding our full arcade machines within the first six months. I have a 23 page business plan written that I can provide upon request, including screenshots of the website (I didn't think people wanted to read a full 23 pages on this website so I shortened it up!)

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,114.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425187

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425187	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425187. Member loan 425187 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	Chandler, AZ

Home town:	Los Angeles
Current & past employers:	Starbucks Coffee Company, Target Corporation, Gap Inc.
Education:	Arizona State University (ASU)

This borrower member posted the following loan description, which has not been verified:

I am currently seeking a student loan for the 2009-10 academic year. Unfortunately, I do not qualify for any loans or grants through the government because my parents "make too much money." However, my parents will not support me during my education journey. I do have a full-time job, but it won't be enough to pay for all of my education expenses. Any help would be greatly appreciated!

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425200	$2,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425200. Member loan 425200 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	HMS Host	Debt-to-income ratio:	6.93%
Length of employment:	2 years	Location:	CALLAHAN, FL

Home town:	Jacksonville
Current & past employers:	HMS Host
Education:	FCCJ

This borrower member posted the following loan description, which has not been verified:

thank you for approving me

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,299.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425214	$25,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425214. Member loan 425214 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Myxer Inc.	Debt-to-income ratio:	19.45%
Length of employment:	1 year 6 months	Location:	Nashua, NH

Home town:	Huntington
Current & past employers:	Myxer Inc., Cyphermint, Inc.
Education:	Coleman College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt and make a couple of improvements to my home. Best Regards

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,606.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 425235

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425235	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425235. Member loan 425235 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	SFBR	Debt-to-income ratio:	13.79%
Length of employment:	2 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	SFBR, A&M
Education:	Texas A&M

This borrower member posted the following loan description, which has not been verified:

Capital One recently gouged my interest rate. Would like to pay them off.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,163.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425240

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425240	$21,600	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425240. Member loan 425240 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Pangea Ventures	Debt-to-income ratio:	1.51%
Length of employment:	17 years 5 months	Location:	NEWNAN, GA

Home town:	Sussex, England
Current & past employers:	Pangea Ventures, British Island Airways (flight attendant) 1975-1990
Education:	Brinsbury Agricultural College (various animal care courses)

This borrower member posted the following loan description, which has not been verified:

Hello I have owned and operated a rental property management company since 1992. For the last year, one of the properties that I have been managing has been a duplex consisting of two, 2 bedroom apartments in East Point Ga ( a suburb of Atlanta). The owner is going through a bankruptcy and as a result is forced to sell. After negotiating with the mortgage company they have elected to accept 18,000 as full satisfaction of their mortgage! My contract to purchase this property for that amount has been approved and is cleared to close. Even in the present real estate market, the property is easily worth 90,000. The property is rented to two longstanding good tenants and produces an income of 1100 per month (after taxes and insurance are paid). I intend to keep the property free and clear, not refinance, and hold it as part of my retirement. I intend to use the rental income from the property to repay this 18000 loan ahead of schedule. Thank you.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,403.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425322	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425322. Member loan 425322 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Penguin Windows	Debt-to-income ratio:	8.30%
Length of employment:	4 months	Location:	CLACKAMAS, OR

Home town:	Milwaukie
Current & past employers:	Penguin Windows, Quality Skylight and Sunroom Install, Pro Scape Landscaping, McCord Family Painting, Exercise Equipment NW
Education:	Western Oregon University

This borrower member posted the following loan description, which has not been verified:

This is a loan request to pay of existing 4500 credit card through Wells Fargo and a 500 dollar payday advance from First Delaware Bank. recently started new job at Penguin Windows with 6 figure earning potential.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,766.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425348	$4,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425348. Member loan 425348 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,290 / month
Current employer:	Mason County Title	Debt-to-income ratio:	6.69%
Length of employment:	16 years 11 months	Location:	Allyn, WA

Home town:	Bremerton
Current & past employers:	Mason County Title, LandAmerica Transnation Title and Land Title Company of Kitsap County
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to payoff credit cards, hospital bills and put a portion into an HSA account to prepare for future medical bills in light of change in health coverage.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	10
Revolving Credit Balance:	$11,374.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425423	$12,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425423. Member loan 425423 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	New York Life Insurance	Debt-to-income ratio:	13.60%
Length of employment:	5 months	Location:	Holland, PA

Home town:	Feasterville Trevose
Current & past employers:	New York Life Insurance, Fred Beans Ford
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off some credit cards that are at a high interest rate right now, that I had to use when I was laid off for a few months. I have a new job for a few months now and it is going very well, and also starting a part time job on the side to make some extra money. I just got myself in a little too deep with the credit cards while I was laid off because of a few personal things that came up, with me and my family.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,740.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 425514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425514	$10,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425514. Member loan 425514 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Amarr Garage Doors	Debt-to-income ratio:	14.57%
Length of employment:	3 years	Location:	LAWRENCE, KS

Home town:	Emporia
Current & past employers:	Amarr Garage Doors, BPI - Buchingham Palace Inc.
Education:	University of Kansas Main Campus, Emporia State University

This borrower member posted the following loan description, which has not been verified:

I would save about $200 a month at 10% interest if I could get a loan approval on this. I work two jobs and don't necessarily have to but do to have a life. I have the account numbers, payoff amounts, etc necessary and am ready to become debt free. This loan would be the biggest blessing I've ever had. Thanks

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,504.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 425618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425618	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425618. Member loan 425618 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Banana Republic	Debt-to-income ratio:	12.62%
Length of employment:	2 years 4 months	Location:	CUPERTINO, CA

Home town:	taiwan
Current & past employers:	Banana Republic
Education:

This borrower member posted the following loan description, which has not been verified:

Remodel the living room to surprise my grandmother on her birthday.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$798.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425763

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425763	$16,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425763. Member loan 425763 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	SVN Management, Inc.	Debt-to-income ratio:	5.64%
Length of employment:	2 years 7 months	Location:	Costa Mesa, CA

Home town:	Washington
Current & past employers:	SVN Management, Inc., State Street Corp.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Dear Lenders: I am a twenty-nine year old commercial real estate executive with a BA from the University of Southern California (2003). I have good credit with impeccable payment history. My monthly preferred payment method is via direct debit from my checking account. I am requesting this loan in order to consolidate high-interest credit card debt incurred from two medical accidents that happened during a time of career transition (without insurance coverage). I have been employed with a multi-national commercial real estate firm for over two and a half years and make $57k per year. Before beginning my career in commercial real estate, I worked for the leading bond trading firm in the nation. During the one year period of transition between the securities trading industry to the commercial real estate industry, I was actively pursuing education in commercial real estate through an institution that did not offer medical insurance. As luck would have it, I was both mugged and knocked out my two front teeth during this time. As a result, I had to finance the bills from these two accidents by charging them to my credit cards. I am now paying the price by incurring high interest from these large credit corporations. I am at a point in my life where I would like to buy a home, get married, and eventually have children. I would sincerely appreciate your help in making this dream of mine come true. Sincerely, Brendan Hope

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	38
Revolving Credit Balance:	$19,607.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425787

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425787	$9,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425787. Member loan 425787 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Sony Computer Entertainment	Debt-to-income ratio:	23.75%
Length of employment:	1 year 7 months	Location:	ALAMEDA, CA

Home town:
Current & past employers:	Sony Computer Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

It has become apparent that the longer I have a balance on my credit cards, the more likely they are raising my interest rate. Chase just raised the interest rate on one of my credit cards from 10% to 29.99% which now makes it harder to pay off. Consolidating will put it all at one interest rate as well as paying them off so I can cut up the cards.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,149.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425824

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425824	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425824. Member loan 425824 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,083 / month
Current employer:	fords colony country club	Debt-to-income ratio:	14.21%
Length of employment:	2 years	Location:	HAMPTON, VA

Home town:	richmond
Current & past employers:	fords colony country club
Education:

This borrower member posted the following loan description, which has not been verified:

Am trying to relocate for a much better job. Just need some funds to allow me to move there and get set up.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,798.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425900

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425900	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425900. Member loan 425900 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	norton healthcare	Debt-to-income ratio:	23.50%
Length of employment:	30 years 2 months	Location:	LOUISVILLE, KY

Home town:
Current & past employers:	norton healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

I need to consolidate some debt. Thank you

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,352.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425901

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425901	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425901. Member loan 425901 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,888 / month
Current employer:	Symantec Corp.	Debt-to-income ratio:	14.94%
Length of employment:	2 years	Location:	Richmond, VA

Home town:	Rochester
Current & past employers:	Symantec Corp., United Network for Organ Sharing, Bank of America Corp., Teksystems, Robert Half International
Education:	Clarkson University, Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

In 2005, a friend (who later became my fiancee, though it didn't work out in the end) was diagnosed with cancer. She had no medical insurance and Medicaid was insufficient. Over the next couple of years, I spent over $100,000 assisting her with medical bills. You'll be happy to know she's alive and well. Unfortunately, at that time, I was making less than $60K a year. After I burned through my savings, I accumulated tens of thousands of dollars in debt, most of it on credit cards (I had excellent credit then). Needless to say, my debt level decreased my credit score by quite a lot. After the catastrophe was over, I have continued to advance in my career and make payments on my debt. While I'm making some progress, it's going very slowly and sometimes feels like I'll never be out of debt. Still, over the past few years, I've greatly improved my credit by consistently paying on time and more than the minimum. At this point, I would like to consolidate some of my debt into a simple lower rate interest installment loan rather than multiple compound interest revolving lines of credit at higher interest rates. I'll continue to display the same tenacity in paying my debts on time, but now it will actually get me somewhere.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,449.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425906	$1,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425906. Member loan 425906 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	US Coast Guard	Debt-to-income ratio:	5.94%
Length of employment:	26 years	Location:	Mobile, AL

Home town:	Brooklyn
Current & past employers:	US Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Will be able to pay back total loan amount within 5 months. I need the money to help pay sons college fees. Will be receiving guaranteed funding to pay it back next month (GI Bill). Thank you for your time.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,232.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425909

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425909	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425909. Member loan 425909 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	home maker	Debt-to-income ratio:	5.38%
Length of employment:	12 years	Location:	SLIDELL, LA

Home town:	river ridge
Current & past employers:	home maker, Wells Fargo
Education:	LSU

This borrower member posted the following loan description, which has not been verified:

pay off credit cards

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,352.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 425954

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
425954	$10,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 425954. Member loan 425954 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Interdent Corporation	Debt-to-income ratio:	15.89%
Length of employment:	1 year 8 months	Location:	Las Vegas, NV

Home town:	Montreal
Current & past employers:	Interdent Corporation, Cunning Dental Group
Education:	SJVC

This borrower member posted the following loan description, which has not been verified:

A professional, hard working Las Vegas couple seeking a loan to pay off the negative equity in our 2008 Audi TT and purchase a car with a much lower payment. Fabulous car...but because the Tahoe we traded in for it also had negative equity, the present payment is $970 dollars...it is just a continuing vicious cycle! With the rest of the loan, we will pay down our credit debit...of which the average rate has been calculated to be approximately 17.5%. He is a licensed Registered Dental Hygienist (CA and NV), working for a large dental corporation. She is an dental insurance coordinator for a specialty dental group. He has a high credit FICO score of 737...with a mid score of 703. She has a high credit FICO score of 715...with a mid score of 703. We earn a great monthly wage. We are conscientious and meticulous and look forward to a mutually beneficial loan arrangement/agreement.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,705.00	Public Records On File:	1
Revolving Line Utilization:	78.90%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 426031

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426031	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426031. Member loan 426031 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Mann's Chrysler	Debt-to-income ratio:	8.80%
Length of employment:	1 year	Location:	Paris, KY

Home town:	Paris
Current & past employers:	Mann's Chrysler, Hatfield Chrysler, AutoZone Inc.
Education:	Bluegrass Community Technical College

This borrower member posted the following loan description, which has not been verified:

*The automotive mechanic industry requires mechanics to purchase their own tools. In order to move up to the next mechanic level and receive more pay, I am in need of several new technology tools. I will be glad to list these if necessary. *I need to use approximately $5000 to replace the air conditioning and furnace in my house. *Additionally, I would use the funds to pay off my toolbox (loan of $3500) and have just one payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426037

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426037	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426037. Member loan 426037 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Spacenet Inc.	Debt-to-income ratio:	2.54%
Length of employment:	8 years 9 months	Location:	Smyrna, GA

Home town:	Knoxville
Current & past employers:	Spacenet Inc., Spacenet Inc.
Education:	The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit cards and other debts into one payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,809.00	Public Records On File:	1
Revolving Line Utilization:	26.30%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 426042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426042	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426042. Member loan 426042 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Marque Perry	Debt-to-income ratio:	0.13%
Length of employment:	5 years	Location:	Brookfield, IL

Home town:	Chicago
Current & past employers:	Marque Perry, NBA, and now Over Seas yearly contracts
Education:	Saint Louis University-Main Campus

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, The purpose of the loan is remodel two bathrooms and a patio.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,853.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426065

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426065	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426065. Member loan 426065 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	ASI & Associates, Inc.	Debt-to-income ratio:	11.92%
Length of employment:	12 years 6 months	Location:	Johnsonville, SC

Home town:	Flora
Current & past employers:	ASI & Associates, Inc., Thornblade
Education:	Francis Marion University

This borrower member posted the following loan description, which has not been verified:

What I am lookinf for is the money to pay off some credit card debt so that i will be able to apply for a business loan to help my company survive these economic times.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,482.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426071

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426071	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426071. Member loan 426071 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Carol Studios Inc.	Debt-to-income ratio:	16.87%
Length of employment:	1 year	Location:	ROCKVILLE, MD

Home town:	Westminister
Current & past employers:	Carol Studios Inc., Designer Workroom, Inc.
Education:	Indiana University of Pennsylvania-Main Campus

This borrower member posted the following loan description, which has not been verified:

Need to purchase hvac units and repair garage

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$171,018.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426076

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426076	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426076. Member loan 426076 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,933 / month
Current employer:	Net Temp Corp	Debt-to-income ratio:	10.79%
Length of employment:	2 years	Location:	Miami, FL

Home town:	Houston
Current & past employers:	Net Temp Corp, Building Material Provider
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow money for my wedding this year in November.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	31
Revolving Credit Balance:	$4,707.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426158	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426158. Member loan 426158 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Wellness Enterprises	Debt-to-income ratio:	11.24%
Length of employment:	2 years	Location:	Gainesville, FL

Home town:	Salt Lake City
Current & past employers:	Wellness Enterprises, Pinnacle Systems
Education:	Santa Fe Community College

This borrower member posted the following loan description, which has not been verified:

I'm hoping to turn my revolving credit debt into a term based loan that I'll be able to dig myself out of in a realistic amount of time. I'm sure I could ultimately pay the credit cards off myself, but a lower interest rate and a term based loan would make things much simpler, faster, and cheaper!

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426199	$16,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426199. Member loan 426199 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Middletown Chevrolet	Debt-to-income ratio:	6.83%
Length of employment:	20 years 3 months	Location:	elkton, MD

Home town:	newark
Current & past employers:	Middletown Chevrolet
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

I am currently looking to invest in an existing company here locally that supplies installs and refinishes hardwood flooring. I need this amount in order to secure some inventory, purchase equipment and use the rest as a buffer for now.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,265.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426215

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426215	$24,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426215. Member loan 426215 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Tianma Microelectronics Inc.	Debt-to-income ratio:	5.72%
Length of employment:	4 years 1 month	Location:	Monterey Park, CA

Home town:
Current & past employers:	Tianma Microelectronics Inc., Electronic Data Systems
Education:	DeVry University-California

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, I am requesting a loan to consolidate all of my credit card debts and hope to lower the interest rate and pay them all off soon. I have never defaulted on any credit card payments and have a very stable job with good income. My plan is to be debt-free in 2-3 years and purchase my first home afterward. Your consideration is highly appreciated. Thank you!

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,146.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426237

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426237	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426237. Member loan 426237 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,525 / month
Current employer:	3M	Debt-to-income ratio:	3.77%
Length of employment:	2 years	Location:	Burnsville, MN

Home town:	Duluth
Current & past employers:	3M
Education:	University of North Dakota, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I finished graduate school over two years ago, and have been working for two years at a large technology company. For my wife and I to be able to survive through me going through graduate school in Chicago, we had to rely on our credit cards. Now that I am done with graduate school and have considerably more income through the job I am in, we have been spending the past two years working to pay down this credit card debt. I am glad to say that we are almost half way there, but this Lending Club loan would help us get the rest of the way at a much better interest rate. Please let us know if you have any questions or need any additional information.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,545.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426264

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426264	$6,200	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426264. Member loan 426264 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	NYS Dept. of Transportation	Debt-to-income ratio:	23.55%
Length of employment:	31 years 1 month	Location:	West Seneca, NY

Home town:	Buffalo
Current & past employers:	NYS Dept. of Transportation
Education:	Erie Community College

This borrower member posted the following loan description, which has not been verified:

To whom this may concern....I would appreciate your consideration for a loan of 25,000 or possibly less to consolidate the balances on three Chase Credit Cards...I have a perfect payment history and have always paid more than my minimums...I have never missed a payment...I do own a home and have a perfect payment history with that as well...I am very reliable and responsible with my budgeting...and have along history with credit in excellent standing...Recently Chase has decided to increase the minimum payment on my cards...this is not a good situation as it would cause undue hardship...This loan would certainly alleviate the situation...I am a 31 year employee with the NYS Det. of Transportation and my income is $70,000 per year...If you would like any further information, I would be more than happy to provide it for you...Thanks so much for your time and consideration....Gregory J. Ruhland

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$100,822.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426271

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426271	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426271. Member loan 426271 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	JB&A Distribution	Debt-to-income ratio:	13.09%
Length of employment:	2 years 6 months	Location:	San Rafael, CA

Home town:	Mt. Vernon
Current & past employers:	JB&A Distribution, Six Degree Media
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to consolidate some personal loans to one monthly payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,000.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426331	$6,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426331. Member loan 426331 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Macrosupplies Corp	Debt-to-income ratio:	5.03%
Length of employment:	2 years 4 months	Location:	Miami, FL

Home town:	Bogota
Current & past employers:	Macrosupplies Corp, Island Beat Marketing, Promotions & Advertising Agency
Education:	Univ. J.T.Lozano, Collge of Business & Technology

This borrower member posted the following loan description, which has not been verified:

The goal with this loan is to buy inventory of products of a new brand in the market.. This is a brand with extra ordinaries health characteristics aimed to women between 12 and 50 years old. The demand is endless, repetitive;the use of the product is a must for the target market , therefore the opportunity for a good business is here.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,881.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426332

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426332	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426332. Member loan 426332 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Environmental Management (Energy Department)	Debt-to-income ratio:	14.39%
Length of employment:	6 months	Location:	Algonquin, IL

Home town:	Liverpool
Current & past employers:	Environmental Management (Energy Department), Conestoga-Rovers & Associates
Education:	McGill University

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with high interest rates that I would like to consolidate down to a lower rate with this particular loan. I also would like the certainty of a fixed rate which would be provided in this case. I have a healthy credit history and have never missed a payment in my life. I am also trying to start my own business and want to free up other money in order to provide capital for it.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,722.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 426375

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426375	$3,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426375. Member loan 426375 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	12.98%
Length of employment:	3 months	Location:	North Bend, WA

Home town:	Burnaby
Current & past employers:	Farmers Insurance, Kendal Floral Supply
Education:	Skagit Valley College

This borrower member posted the following loan description, which has not been verified:

To: Our potential Dream Saver(s), My name is Matt Cook. I have been blessed with a beautiful wife and 2 fantastic daughters. My wife (Rosalie) and I were married in a house with 10 friends present. While it was memorable- it wasn't the wedding that every girl dreams of having. I promised my wife that one day she would get that wedding. That time has come... the big day is jsut 3 weeks away! We have been able to pay for almost everything, but we are finding that the last minute expenses are turning out to be a little more than we anticipated. We are seeking some help to take the worry off our shoulders- allowing us to enjoy this moment without the stresses of money being present. The $3000 we are seeking to borrow would be going towards the balance due to the caterer, the flowers (we are frugal and have decided to get the flowers from Costco), bridal hair and make-up, and the wedding favors for the guests. Please know that paying this loan back would be a top priority for me. I don't take borrowing lightly. At this moment the time is short as the balances are due in about 10 days. Your generousity would go a long way to helping me give my wife the wedding she deserves. Thank you so much for considering "lending" your assistance. Matt Cook

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,288.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426379	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426379. Member loan 426379 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Significance Dental Specialists	Debt-to-income ratio:	9.86%
Length of employment:	1 year 4 months	Location:	Las Vegas, NV

Home town:	San Mateo
Current & past employers:	Significance Dental Specialists, Desert Dental
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

The purpose here is to apply and fund for the same loan as listed under "A No Risk Loan"! I am the "she" mentioned in that note to lenders. Why, because the FICO score listed for him is listed on this site as lower than what it was when we pulled it from TransUnion. It turns out mine should be higher, hopefully translating into a lower interest rate for the loan funded! Make no mistake, the goal is the same, pay off the negative equity that we are stuck with on our 2008 Audi TT and pay down/off higher rate interest credit cards. As stated previously, we are both professionals working in the dental industry (he is a R.D.H licensed in CA and NV and I work for a specialty dental group as the Insurance Coordinator for all the groups offices). We look forward to a long and prosperous relationship with all those here in the Lending Club, initially as borrowers in good standing and then in turn as lenders helping others! Thank-you for your consideration.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,068.00	Public Records On File:	1
Revolving Line Utilization:	69.70%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 426395

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426395	$4,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426395. Member loan 426395 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Children's Health Council	Debt-to-income ratio:	9.41%
Length of employment:	10 months	Location:	Santa Clara, CA

Home town:	Mexico City
Current & past employers:	Children's Health Council, Children's Hospital of Orange County
Education:	University of California-Santa Barbara (UCSB), University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

I am an early career professional in the field of child mental health. In September 2008, I took my first job after having completed my predoctoral internship and postdoctoral fellowship at a children's hospital. I am fortunate to have a very special signifcant other in my life but due to her job circumstances, we are currently in a long distance relationship. We have been talking about our future togher and are serious about spending the rest of our lives together. She is going to visit me at the end of August and I am determined to "pop the question." I have the time, place, and date already planned out but the only thing missing is the engagement ring. Given my monthly earnings, I will be able to pay off this loan by the end of this year.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,069.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426398

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426398	$6,400	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426398. Member loan 426398 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,312 / month
Current employer:	JMO Enterprises, LLC.	Debt-to-income ratio:	15.49%
Length of employment:	2 years 1 month	Location:	Miami, FL

Home town:	Santa Clara
Current & past employers:	JMO Enterprises, LLC., University of Miami
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

I would like to open a business with some colleagues to design new hardware, software and other systems since I have a degree in Computer Software Engineer. This would be a great opportunity to challenge myself and to improve my knowledge expanding my vision while earning a company's profit and revenues.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,177.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426414	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426414. Member loan 426414 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Dr. Ray Pollock and Associates DDS PA	Debt-to-income ratio:	2.36%
Length of employment:	3 years 3 months	Location:	Melbourne, FL

Home town:	Melbourne
Current & past employers:	Dr. Ray Pollock and Associates DDS PA, Dr. Harold Brooks DDS
Education:	BCC

This borrower member posted the following loan description, which has not been verified:

Buying a motorcyle for transportation to work and back to save on gas. Also for pleasure.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,583.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426544	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426544. Member loan 426544 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	hospital of saint raphael's	Debt-to-income ratio:	18.10%
Length of employment:	4 years 6 months	Location:	north haven, CT

Home town:	oakland
Current & past employers:	hospital of saint raphael's, yale new haven hospital
Education:	Concordia College-Moorhead

This borrower member posted the following loan description, which has not been verified:

With the fees of credit cards I would like to close my account and cut up my card. I would like to buy off the complete balances. I don't see any other way but to live credit card free for now. The companies are raising all costs beyond what's reasonable. I am responsible with paying my bills and have been paying more than the balance due every month. I am gainfully em-ployed and luckily work in the medical field an a RN and it doesn't appear that layoffs are a fear in this area. I would like to be free of this high interest card as it seems rates just keep going up and I wonder if there is any limit to what credit cards companies can do. I don't like to use credit cards but it was there when I was the single mother of two children and emergencies came up. With the children grown now I would like to be free of this burden of debt.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	34
Revolving Credit Balance:	$14,575.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426591

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426591	$14,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426591. Member loan 426591 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Wade Clark Mulcahy	Debt-to-income ratio:	11.88%
Length of employment:	1 year 3 months	Location:	NORWOOD, NJ

Home town:	Norwood
Current & past employers:	Wade Clark Mulcahy, Freiberg and Peck
Education:	Johns Hopkins University, Boston Univserity School of Law

This borrower member posted the following loan description, which has not been verified:

I am buying an engagement ring. I am single, never been married, and have no children or dependents. I am currently an attorney with a good credit history. I have never been late on any payments and have previously paid off a car loan in the past. Additionally, I never have and currently do not carry any balance on my credit cards. I have school loans that I pay monthly and only account for about 11.5% of my monthly gross income. I have no other loans or debts. I neither pay nor receive any alimony or child support. Based upon the estimated terms of the loan that were sent to me after my initial application, I would have no problem making monthly payments.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,236.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426599

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426599	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426599. Member loan 426599 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Firelake Grand Casino	Debt-to-income ratio:	17.01%
Length of employment:	1 year	Location:	TECUMSEH, OK

Home town:	Tecumseh
Current & past employers:	Firelake Grand Casino, Riverwind Casino
Education:	Seminole State College, Gordon Cooper Technology Center

This borrower member posted the following loan description, which has not been verified:

Hello, I am applying for a loan so that I can go to the DingKing institute to learn paintless dent repair. The school is $8,000 and only lasts a few weeks. Besides the $8,000 for the school I will also need some money to get me through the few weeks I will be off of work to attend the school and money to advertise which is why i'm asking for $20,000. I plan on keeping my job as a poker dealer until I can depend on paintless dent repair as my sole income. I am on track to make about $45,000 this year. I can provide pay stubs if needed. I am in good standing with the company, I have only worked for this casino for about a year but I have been a poker dealer for over 5 years. I have no fear of the recession hurting my job or the casino business. Despite hard times people still gamble the same maybe more. I have very few bills. I have a $200 house payment which I only owe about $10,000 on. I have a car payment that is $580. and a few credit cards that add up to about $5000. If you have any questions please feel free to contact me. Kevin Young, kevinsteveyoung@yahoo.com (405)620-6530

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,144.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426626

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426626	$10,800	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426626. Member loan 426626 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	TV One LLC	Debt-to-income ratio:	19.05%
Length of employment:	2 years 1 month	Location:	WHITE PLAINS, NY

Home town:	San Antonio
Current & past employers:	TV One LLC
Education:	Queens University of Charlotte

This borrower member posted the following loan description, which has not been verified:

Good evening, This loan request is for the purpose of debt consolidation. I am currently paying finance charges on several debts that I hold. This is preventing me from aggressively paying down the balances in a good amount of time. If approved for this loan, I intend to have my debts consolidated and pay off the amount to one lender in one lump sum, thus avoid several different finance charges that add up over time. Although it will change my debt to credit ratio, I intend to close several lines of credit of the debts that I am consolidating. I feel that I would be a reliable candidate for this loan because I am employed, as well as a responsible bill payer. I am well versed on the credit system and would really like to be able to use my earnings as a means of living as well as an investment to my future. By this I mean eliminating all of the lenders I am currently paying will enable to me to aggressively pay off my debts as well as have some money for savings. I appreciate your consideration of my application and sincerely look forward to answering any additional questions you may have in regard to my application and financial history.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$13,067.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426632

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426632	$1,750	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426632. Member loan 426632 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	n/a	Debt-to-income ratio:	23.65%
Length of employment:	n/a	Location:	Savannah, GA

Home town:	Macon
Current & past employers:	Pier 1 Imports
Education:	Armstrong Atlantic State University

This borrower member posted the following loan description, which has not been verified:

Want to pay off credit cards so I can can be free of credit card debt

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1974	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,385.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 426666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426666	$3,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426666. Member loan 426666 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,892 / month
Current employer:	EDG Developmet Group	Debt-to-income ratio:	7.40%
Length of employment:	8 years	Location:	HOFFMAN ESTATES, IL

Home town:
Current & past employers:	EDG Developmet Group
Education:	Architecture at the University of Reggio -Italy

This borrower member posted the following loan description, which has not been verified:

I will be using this loan amount to complete an Architectural project the I started a few months back. The money will be used to build the model and office equipment for my project. I am very responsible with my finances.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	14
Revolving Credit Balance:	$11,855.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426670

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426670	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426670. Member loan 426670 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	AAR - Aircraft Services Miami	Debt-to-income ratio:	11.91%
Length of employment:	1 year 6 months	Location:	Miami, FL

Home town:
Current & past employers:	AAR - Aircraft Services Miami
Education:	George T. Baker Aviation School

This borrower member posted the following loan description, which has not been verified:

Hi, I am trying to consolidate my credit card debt as well as expenses from school. I have finished school for aviation and work as an Inspector at Miami International Airport. Banks tend to raise the interest rates however they please (this is no secret now because of the economy). I am very punctual and have never been late on any accounts. This loan would be greatly appreciated, Thank you very much, -Alex

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,528.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 426673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426673	$25,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426673. Member loan 426673 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,750 / month
Current employer:	Cintas Corporation	Debt-to-income ratio:	14.67%
Length of employment:	4 years 1 month	Location:	Tulsa, OK

Home town:
Current & past employers:	Cintas Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Household income is $285,000, but with the recent changes to credit card rates, limits, and minimum payments it makes geeting out of bad card difficult.

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,324.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426749	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426749. Member loan 426749 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	Deloitte and Touche LLP	Debt-to-income ratio:	22.37%
Length of employment:	5 years	Location:	ATLANTA, GA

Home town:	Toronto
Current & past employers:	Deloitte and Touche LLP, RR Donnelley & Sons
Education:	Western Kentucky University

This borrower member posted the following loan description, which has not been verified:

Use for wedding related expenses.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,649.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426771	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426771. Member loan 426771 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	petal schools	Debt-to-income ratio:	7.43%
Length of employment:	12 years	Location:	petal, MO

Home town:	petal
Current & past employers:	petal schools, rankin county schools
Education:	mississippi college

This borrower member posted the following loan description, which has not been verified:

I have gotten in over my head. I am a teacher, currently making about 46,000 a year, but I have gotten into some credit card debt. I am in the process of closing these accounts, so this does not happen again. I pay my bills on time, I just have too many at this time.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	3
Revolving Credit Balance:	$8,928.00	Public Records On File:	1
Revolving Line Utilization:	62.40%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426791	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426791. Member loan 426791 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,900 / month
Current employer:	Lau Associates	Debt-to-income ratio:	9.49%
Length of employment:	4 years 7 months	Location:	CLAYMONT, DE

Home town:	Wilmington
Current & past employers:	Lau Associates
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

I have a few credit cards that I want to consolidate and payoff in 3 years. I have paid more than minimum payments on all of my debts for years, paid off a car loan ($22k) in 2007. I also will receive substantial year end bonuses for the next 3 years. I have been at my job for over 4 years and have never been unemployed since I started working. My husband works full time as well. We make over 6 figures a year. I would like to buy a home in 3 years and have no debt at that time.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,653.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426795	$5,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426795. Member loan 426795 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Florida Power and Light	Debt-to-income ratio:	17.13%
Length of employment:	2 years 1 month	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Florida Power and Light
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

Loan to pay for Diamond Resorts vacation ownership

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,728.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426832	$4,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426832. Member loan 426832 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Cloud 9 SuperShuttle	Debt-to-income ratio:	18.39%
Length of employment:	7 years 9 months	Location:	San Diego, CA

Home town:	Hartford
Current & past employers:	Cloud 9 SuperShuttle
Education:	Eastern New Mexico University-Main Campus, San Diego City College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate the debt on 3 credit cards and avoid the high interest rates on them, ranging from 22% to 29%. 2 cards are a product of the acquisition of WAMU by Chase, and the 3rd is the last remaining account from a divorce.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,227.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426837

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426837	$2,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426837. Member loan 426837 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Tecolote Research, Inc.	Debt-to-income ratio:	16.30%
Length of employment:	5 years 11 months	Location:	Brighton, MA

Home town:	Doylestown
Current & past employers:	Tecolote Research, Inc.
Education:	Gettysburg College

This borrower member posted the following loan description, which has not been verified:

Hi, I am interested in lowering my APR on some outstanding debt I have on a credit card. Why pay 22% APR when you can pay less, right?? Just a little about me, I am a successful professional with a great job. I still have some outstanding debt on a loan and some small limit credit cards. These debts are a result of college expenses, as well as the first few years of my life as a professional. I really love the peer to peer lending idea and am interested in seeing if it can help me with paying of my debt at a better rate in a fixed period of time. Thank you in advance for the opportunity to help me out.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,242.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426845

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426845	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426845. Member loan 426845 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Etherton Gallery	Debt-to-income ratio:	15.94%
Length of employment:	9 years 9 months	Location:	Tucson, AZ

Home town:	Freehold
Current & past employers:	Etherton Gallery
Education:	The University of the Arts

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to pay off my credit card debt. I have been using 0% interest balance transfers until now, and I think due to the economy those days are over. I am extremely motivated to pay off my credit card debt and make monthly payments with an end date in mind to be debt free. I am anxious to protect my credit score. I would be happy to answer any questions you may have and thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,002.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426858

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426858	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426858. Member loan 426858 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	The Pep Boys - Manny, Moe and Jack	Debt-to-income ratio:	13.95%
Length of employment:	10 years 5 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	The Pep Boys - Manny, Moe and Jack
Education:	Temple University, Drexel University

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to pay off all of the high-interest rate credit cards that I have. I'm able to make the minimum monthly payment, but won't be out of debt for about 6 years. All of the cards have raised their rates and the lowest is 18.9%.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	47
Revolving Credit Balance:	$32,678.00	Public Records On File:	1
Revolving Line Utilization:	75.80%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426918

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426918	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426918. Member loan 426918 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Camden County Prosecutor's office	Debt-to-income ratio:	13.93%
Length of employment:	10 years 5 months	Location:	Voorhees, NJ

Home town:	Philadelphia
Current & past employers:	Camden County Prosecutor's office
Education:	Camden County College, Hofstra University, Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

I've been the Information Services Manager for a large county law-enforcement agency in New Jersey for more than ten years and earn more than $94,000 a year from that position. Although my payment history is stellar and I have recently paid off some large high interest revolving credit lines and loans, as the economy has worsened and credit has further constricted, I've found myself subject to exorbitant interest rate increases on my remaining credit lines and cards. It seems that in these times, a steady employment history and a commitment to paying one's obligations are no protection from the general upheaval in the commercial lending sector. I would like to put my finances in order and reduce the amount of interest I'm paying to something more sane if possible.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	74
Revolving Credit Balance:	$9,867.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426930	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426930. Member loan 426930 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Southern Wine and Spirits	Debt-to-income ratio:	17.86%
Length of employment:	6 years 2 months	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Southern Wine and Spirits, Federal Reserve System
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate a few of my credit card debts.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,330.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 426963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426963	$9,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426963. Member loan 426963 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,472 / month
Current employer:	Independence School District	Debt-to-income ratio:	24.35%
Length of employment:	1 year 3 months	Location:	INDEPENDENCE, MO

Home town:	Trenton
Current & past employers:	Independence School District, Ability Network
Education:	Truman State University, North Central Missouri College

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate debt and purchase a car.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,751.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 419546

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
419546	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 419546. Member loan 419546 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,146 / month
Current employer:	USIS	Debt-to-income ratio:	23.46%
Length of employment:	5 years 6 months	Location:	LEESBURG, VA

Home town:	Floral Park
Current & past employers:	USIS, US Immigration and Customs Enforcement, US Department of Justice
Education:	St. Johns University

This borrower member posted the following loan description, which has not been verified:

I plan to use this money to assist family members. I am a good, reliable and responsible candidate for the loan. I am 61 years old and I have a a Federal retirement pension of $89000/year AND a full time job that provides an annual income of $116000 to 150000/year ($147000 in 2008). More importantly, I have never defaulted on anything in my life, in fact I have never missed or been late on any payment in my life.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1971	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$508,961.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426188

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426188	$25,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426188. Member loan 426188 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Red Clay School District	Debt-to-income ratio:	1.69%
Length of employment:	6 years 11 months	Location:	Newark, DE

Home town:	Jersey City
Current & past employers:	Red Clay School District, Speech clinic
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

I just want to do some improvements to my home.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,073.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 426877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426877	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426877. Member loan 426877 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	US Xpress, INC	Debt-to-income ratio:	8.40%
Length of employment:	7 months	Location:	Garrettsville, OH

Home town:	Columbus
Current & past employers:	US Xpress, INC
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I am wanting to get out from under the credit cards that I have at 29% interest rates. It would make it easier to deal with if I only had 1 payment per month instead of several payments per month.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,037.00	Public Records On File:	1
Revolving Line Utilization:	66.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 426985

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
426985	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 426985. Member loan 426985 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	24 Seven Discovere	Debt-to-income ratio:	9.74%
Length of employment:	4 years 6 months	Location:	Bartlett, IL

Home town:	Chicago
Current & past employers:	24 Seven Discovere, Ikon Office Solutions
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

Looking to get a little more flexibility (cash flow monthly) by paying off a few credit cards

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	44
Revolving Credit Balance:	$41,042.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427030

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427030	$14,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427030. Member loan 427030 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Lacks Enterprises	Debt-to-income ratio:	22.83%
Length of employment:	2 years 10 months	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	Lacks Enterprises
Education:	Grand Rapids Community College

This borrower member posted the following loan description, which has not been verified:

Money used to consolidate all debt.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,400.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427048

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427048	$3,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427048. Member loan 427048 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	CH2M Hill	Debt-to-income ratio:	5.31%
Length of employment:	4 years 8 months	Location:	AURORA, CO

Home town:	Albuquerque
Current & past employers:	CH2M Hill, Arapahoe Community College
Education:	Arapahoe Community College

This borrower member posted the following loan description, which has not been verified:

I got a new house about 8 months back and I have been improving it one step at a time. Right now I absolutely need to get rid of the carpet in this house (it must be from the 1970) and replace it with tile. I have priced everything out and I need about 3500.00 to get all the tile and pay for it to get installed. I have a good credit history and have never had anything go to collections or had any problems paying any credit cards or other loans back. I would just go through wells Fargo for this but the smallest amount they will lend is 5000.00 and their APR is much higher. I work full time and am married with 2 kids and plan to use this money to improve our home. Thank you

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,199.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427063

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427063	$4,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427063. Member loan 427063 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Princeton Review	Debt-to-income ratio:	15.04%
Length of employment:	7 months	Location:	Redlands, CA

Home town:	Ann Arbor
Current & past employers:	Princeton Review, UCLA
Education:	University of California-Los Angeles (UCLA), Smith College

This borrower member posted the following loan description, which has not been verified:

I am starting a Franchise and need a little extra start-up cash. I expect to be able to pay this loan off in 6 months to a year. My business is run out of my home. We rent various locations: schools, dance studios etc. to hold small classes in Spanish, French and Chinese for children ages 1 - 7. This business has been very successful in San Francisco, where it began and now has locations throughout the country. Although I am a first-time business owner I have been teaching for many years and have a M.A. in French Literature. I have never defaulted or been late paying my student loans and my husband and I own our own home and 3 cars, 2 of which are paid off. My credit history is stellar and you can be confident that this loan will be paid off quickly and that my gratitude will be priceless. In addition, I intend to donate 10 percent of my business' profits to local schools and charities.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,573.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427067

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427067	$14,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427067. Member loan 427067 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Orange County Public Schools/Walt Disney World	Debt-to-income ratio:	24.91%
Length of employment:	1 year	Location:	ORLANDO, FL

Home town:	Miami
Current & past employers:	Orange County Public Schools/Walt Disney World, Miami Dade County Public Schools
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay off my high interest credit cards. I currently have three of them and the minimum payments are really hurting my ability to pay them off. I would like to rid myself of this unsecured debt to start saving money to invest in my future.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	79
Revolving Credit Balance:	$15,134.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427070	$18,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427070. Member loan 427070 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,543 / month
Current employer:	FEGS Health and Human Services System	Debt-to-income ratio:	10.93%
Length of employment:	14 years	Location:	JACKSON HEIGHTS, NY

Home town:	Salem
Current & past employers:	FEGS Health and Human Services System
Education:	Pennsylvania State Unviersity, St. Louis University, Brooklyn College

This borrower member posted the following loan description, which has not been verified:

I am an employee of a large health and human services nonprofit with excellent credit and I want to consolidate the credit card debt I have accumulated over the past few years. As my credit history proves, I am a responsible borrower who taked his debts seriously and feels a moral and ethical obligation to pay back all debt. In my work, I contribute to the health of the community by providing services to the developmentally disabled and mentally-ill and other high-need groups. I seek a fixed rate loan so I am not subject to the possibility of an interest rate increase from credit card companies.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,596.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427130

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427130	$25,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427130. Member loan 427130 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Dalton Foam	Debt-to-income ratio:	13.34%
Length of employment:	23 years	Location:	Dalton, GA

Home town:	Dalton
Current & past employers:	Dalton Foam
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is used to provide capital to acquire and renovate mobile homes. Our family has been experienced real estate investors for many years now. Our new business involves acquring older used mobile homes located in mobile home parks. We expect that we can acquire approximately 10 mobile homes with $25,000. Why Mobile Homes? The answer is simply cashflow. We've been buying single family homes for several years now. When one of our homes goes vacant it takes the income from 2-3 other single family homes to cover the payment. The value in homes comes long term in appreciation and when they are eventually paid off or sold. When a mobile goes vacant we are left with a lot rent of $170 or $180 to cover. The mobiles will rent anywhere from $85 a week to $125 a week. This means a monthly cashflow of $200 per mobile that is filled. However, the best part is that if one unit goes vacant then it only takes 1 other filled mobile to cover the lot rent. With the expected payment of the lending club loan as long as we keep 6 out of 10 units filled then we will cashflow with the mobile homes. So Whats The Downside? We are dealing with a lower quality tenant so consistent and strong landlording is a must. Our property management company Simple Management Services LLC is easily capable of handling that. You can view our property management website at http://www.picksimple.com Repairs after a tenant leaves is also a factor to be considered but usually its easy to repaint the premises in a timely matter. The other downside is that as long as your in a mobile home park all the power is in the park managers hands, however we have a great relationship with 2 park managers at the moment and we are building more. Plus when the managers join our team they consistently feed us a list of homes that are for sell in the park. Our Experience We have the experience required. Together we own over 20 single family homes. Our son runs a property management company that manages over 150 units. Our business has raised over $300,000 in private money in the past 2 years. You can view our private money website at http://www.privatedollar.com We hope you consider investing in us and our business.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,758.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427135	$4,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427135. Member loan 427135 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$949 / month
Current employer:	cvs pharmacy	Debt-to-income ratio:	11.70%
Length of employment:	7 years 2 months	Location:	LUFKIN, TX

Home town:	Houston
Current & past employers:	cvs pharmacy
Education:	Angelina College

This borrower member posted the following loan description, which has not been verified:

I intend to use this loan money to pay off two credit card balances in the amount of $3,500.00 and have a little extra cash for emergencies as well. I will have absolutely no problem paying back this loan. I have never had any missed payments on any of my bills or credit card payments in the past, therefore I am a good candidate to receive this loan.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,789.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427265	$5,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427265. Member loan 427265 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Cablevision Systems	Debt-to-income ratio:	15.05%
Length of employment:	5 years 9 months	Location:	Rumson, NJ

Home town:	Rumson
Current & past employers:	Cablevision Systems, PCF Distribution
Education:	New York Film School

This borrower member posted the following loan description, which has not been verified:

When I was younger and still in college I applied for my first credit card. I got approved and everything was great. That was four years ago and now I am still trying to pay it off. The problem is my APR is through the roof. Over 20%. In all of my four years trying to pay it off I have never missed or been late on a payment while being a full time student and holding down a part time job. Today I work full time and would love to just to get rid of the high interest.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,802.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427267

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427267	$4,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427267. Member loan 427267 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,510 / month
Current employer:	GHC LP 08	Debt-to-income ratio:	3.26%
Length of employment:	3 years	Location:	San Jose, CA

Home town:	Mountain View
Current & past employers:	GHC LP 08, Project Hired, City of Palo Alto
Education:	Santa Clara University

This borrower member posted the following loan description, which has not been verified:

Hello, I'm looking to refinance my existing debt as I feel I can get a better interest rate versus my current credit card lenders. With a fixed amortization schedule I can have more flexibility with my cash flows and other financial needs. I have two credit cards open and have not had any history of default whatsoever. Also, I own a home and pay my mortgage on the first of every month - I can assure you that a payment will not be missed. I am currently employed for an investment firm and have been with the firm for 3 years now since completion of my degree in Business Finance from Santa Clara University. Despite the depressed marco environment, our firm is in very good shape in terms of operations as the firm has raised a fund worth $130+MM in capital for deployment over an 8 year cycle. I have job security and a steady income and would consider myself a safe investment for lenders. I'd be happy to answer any questions that you may have. Thanks,

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,690.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427298

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427298	$6,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427298. Member loan 427298 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Valley Learning Center	Debt-to-income ratio:	8.82%
Length of employment:	9 years 1 month	Location:	Glendale, AZ

Home town:	Wilcox
Current & past employers:	Valley Learning Center, Camp Lee Mar (A special camp for special kids)
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I am a 30-year-old Kindergarten teacher who just can't seem to get ahead. I have worked at the same school for nine years so if it's reliability you are worried about....no need. In my early twenties, I managed to make EVERY mistake possible in terms of my finances and, now that I am trying to make up for those mistakes, I just can't seem to keep my head above the water. I always seem to fall just short of breaking even and I am hoping that someone who has fallen on hard times before is willing to put a little faith into me. I am also currently maintaining my parents old home while they are relocated to help a family member in need. Every penny that I would have had has gone into this place and, now that it is time for me get back to my own surroundings, I have nothing to do so. With $6,000, I would like to do the following: *Pay off my three credit cards (debts totalling 3,500). *Help my parents paint this house so that it can be put up for sale and they can put their time and energy into their own personal issues. I am not looking to get rich OR borrow more than I need. I am also not interested in living beyond my means...I have definately learned THAT lesson the hard way. What I need is to get all my bad debt paid off in a way that is responsible and mutually beneficial. Thank you.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$591.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427305

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427305	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427305. Member loan 427305 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	WEI, Inc.	Debt-to-income ratio:	12.83%
Length of employment:	8 years 5 months	Location:	Henderson, NV

Home town:	Huntington Beach
Current & past employers:	WEI, Inc., laventhal and horwath, CPA's
Education:	usc

This borrower member posted the following loan description, which has not been verified:

Good credit, no derogs, good income, stable job.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	75
Revolving Credit Balance:	$162,163.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427324

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427324	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427324. Member loan 427324 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Microsoft, Corporation	Debt-to-income ratio:	15.00%
Length of employment:	14 years	Location:	Seattle, WA

Home town:	La Grange
Current & past employers:	Microsoft, Corporation
Education:	Bethany Lutheran College - AA, University of Wisconsin-Stout - B.S. Psychology, University of Phoenix - MBA Technology Management

This borrower member posted the following loan description, which has not been verified:

Hello, I am a 40 year old single women who over the past year has accumuliated some credit card debt that I would very much like to conlidate. I have been employeed at the same company for 14 years and have a well paying job. I have approached the credit unions that I belong to over the past years and have always been put off and told they don't really help with these types of situations or just told no, but thanks for doing business with us. I find this very frustrating and dissappointing. While some may not think this is much debt, I find it overwheleming and uncomfortable, I would very much like to consolidate my debt so that I need only make one payment...and pay this off and then move to saving my money for retirement. Thanks for your time and consideration. Tracey

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,911.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427331	$20,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427331. Member loan 427331 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,000 / month
Current employer:	Service Group Management	Debt-to-income ratio:	10.68%
Length of employment:	5 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Service Group Management
Education:

This borrower member posted the following loan description, which has not been verified:

Going back to school! My tuition and books for the year!

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$178,479.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427337	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427337. Member loan 427337 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Springfield Hospital Center	Debt-to-income ratio:	3.61%
Length of employment:	2 years 1 month	Location:	Union Bridge, MD

Home town:	Westminster
Current & past employers:	Springfield Hospital Center
Education:	Carroll Community College

This borrower member posted the following loan description, which has not been verified:

Updating kitchen and bath in home

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427339

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427339	$3,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427339. Member loan 427339 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Oak Patch Gifts	Debt-to-income ratio:	8.28%
Length of employment:	20 years	Location:	Oklahoma City, OK

Home town:	Oklahoma City
Current & past employers:	Oak Patch Gifts, Laid Back Enterprises Inc.
Education:	Oklahoma City Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off a high interest credit card. I became overburdened with debt several years ago when my wife lost her job and has unable to maintain employment due to health reasons and on top of that I've recently had to take a 20% pay cut a my job due to the slow economy. We've been slowly getting things paid off and have made a lot of progress, but I still have a credit card (Discover) with a default APR of 27.24%. I am looking for a lower interest loan so I can pay off this credit card and close the account. My goal is to start reducing my debt more quickly so I can start focusing more on rebuilding my credit.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,900.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427356	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427356. Member loan 427356 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ASK Technologies, Inc	Debt-to-income ratio:	21.89%
Length of employment:	10 years 6 months	Location:	Lansdowne, PA

Home town:	Philadelphia
Current & past employers:	ASK Technologies, Inc, Hechinger, PageMart, US Army
Education:	University of Rochester, Pennsylvania State University-Penn State Beaver, The Chubb Institute-Springfield

This borrower member posted the following loan description, which has not been verified:

Hi, I am looking to get rid of 2 high rate Credit Cards totalling $10,000 with a fixed payment of about $ 300 month. I never make late payments and have never defaulted on a loan.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,895.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427358

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427358	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427358. Member loan 427358 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Dept of the Air Force	Debt-to-income ratio:	14.19%
Length of employment:	6 months	Location:	Sterling Heights, MI

Home town:	St Clair Shores
Current & past employers:	Dept of the Air Force, michigan air national guard
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

This loan is for an aircraft that me and a colleague are buying for recreation. We have the loan all set up, but I need a cash advance for the down payment. I am a lender on this site and Prosper.com. I also have many other investments that have my money tied up, so I have the equity to make the down payment, but since I have good credit, I am better off getting a low interest loan and keeping my money in high interest investments. I work for the Department of the Air Force as an Engineer, so I have an extremely secure career. If there aren't many unexpected costs as we buy this aircraft, I plan on paying this loan off in less than 6 months.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$471.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427366

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427366	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427366. Member loan 427366 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Private	Debt-to-income ratio:	12.48%
Length of employment:	5 years 2 months	Location:	Coppell, TX

Home town:	Coppell
Current & past employers:	Private
Education:	Northwood University

This borrower member posted the following loan description, which has not been verified:

I am a successful business manager for over 20+ years for several strong customer service companies always excelling in my area. I have managed my employer's finances and businesses very diligently like my own. I have been a great coach and mentor to a lot of employees under my training. The Fruit of this labor is I enjoy an Excellent Credit rating and history. Fortunately, I have not had any lates or defaults on my reports. Now I believe the time is right for me to put into practice all the wealth of experience I have gathered so far as an Entreprenuer and be rewarded appropriately for all the hard work put in people's businesses. I have now located a service business in a good location with repeat & active clientele (100 strong) in an industry I am familiar with. This business is profitable from day one. I have come to a negotiated agreement with the Seller and in its final leg. Seller leaving for personal reasons. The money I borrow is a fifth and last of the total amount of the purchase price. All the other money is ready for the table. As you can see, I am heavily vested in this business personally. I will be the Owner/Operator of this enterprise. I plan on growing this business at least three-fold (3x) within a period of 12 months following my purchase. The business grosses 180K a year. I have done due diligence on the numbers of this business with a very fine tooth comb. It is my fact-based observation that I will have no trouble repaying this amount within the stipulated period. I personally want to thank and express my sincere gratitude to the Lending Club community for doing exactly what it is doing to empower people like me to realize our well earned dreams!

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,209.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 427370

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427370	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427370. Member loan 427370 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,941 / month
Current employer:	n/a	Debt-to-income ratio:	9.51%
Length of employment:	5 years 3 months	Location:	Sacramento, CA

Home town:	Chico
Current & past employers:
Education:	Butte College

This borrower member posted the following loan description, which has not been verified:

We desire a loan to purchase a spa, make home improvements and consolidate 1 small credit card. Credit card purchase rates are too high - but we can afford the additional monthly payment. Never took on debt that we could not afford and never made a late payment to a lender. WE TAKE OUR RESPONSIBILTIES SERIOUSLY AND ARE IN A SECURE FINANCIAL POSITION. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,108.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427374	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427374. Member loan 427374 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	10.77%
Length of employment:	n/a	Location:	Fort Lee, NJ

Home town:
Current & past employers:	n/a
Education:	New York University (NYU) School of Law

This borrower member posted the following loan description, which has not been verified:

I graduated from law school in May of 2009 and need money to cover living expenses and the cost of registering for the bar exam. Following taking the exam, I have accepted an offer to work at a large law firm with a starting salary of $160,000 plus a possible bonus. Also, I have savings to make payments towards the loan immediately. I also have good credit; have never missed a payment on my credit cards, etc. Any questions please ask.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	40
Revolving Credit Balance:	$12,309.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 427415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427415	$16,750	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427415. Member loan 427415 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Pro Image Sportswear	Debt-to-income ratio:	13.16%
Length of employment:	2 years 6 months	Location:	Kirkland, WA

Home town:	Kirk
Current & past employers:	Pro Image Sportswear, City of Kirland, Hector's Bar and Restaurant- Kirkland, Marriott International, Lake Washington School District
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I am starting a dance club in the heart of the Seattle U-District, 2 blocks from the University of Washington. I have already saved $5,000 in an attempt to meet the SBA requirements of 20% collateral of the SBA. However, not many banks are willing to lend to a business where the main source of revenue is the sale of tobacco, even more a startup. We already have the entire business plan and marketing plan ready to show to investors so you know your investment will be returned. In that business plan you'll find conservative sales estimates built from the ground up and a gross profit margin of 89-92%. Currently we have a location ready on the main street in the U-District and are awaiting financing in order to make an offer on the space. There are no other dance clubs in the U-District where 18+ students and residents can attend. Furthermore, there are no other venues that serve Hookah. We have an untapped market with over 45,000 daily attendees in our target market with even more in the local area. Our executive team includes Sean, a UW business graduate who is currently helping grow Seattle based marketing company, also a startup. He has extensive marketing education and experience promoting to the target market. Sean has a credit score of 720 and has never made a late payment on any of his loans. Our other founder, also named Sean, has a technical background and extensive experience running a hookah lounge in another college-based venue in Bellingham, WA. Our third member is also a business graduate and a DJ from Chicago, with over 200 shows in the mid-west scene. Our payback period is conservatively 12-18 months in order to help cashflow, but anticpate repayment within 10-12 months. The bulk of the requested loan will go to working capital and a 4 month lease reserve, together ~$16,400. The remaining funds will go toward inventory, furniture, and a sound system. Because the club operates only from 8pm-2am, Thursday-Saturday, both founders will remain in their current full time employment to ensure additional cashflow if needed. Our goal is to soft-open on August 28th with a grand-opening on September 19th, 2009. Please send any and all questions, I will be more than happy to ellaborate

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,017.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427419

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
427419	$7,750	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 427419. Member loan 427419 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dell Inc	Debt-to-income ratio:	17.54%
Length of employment:	4 years 2 months	Location:	Austin, TX

Home town:	Mejicanos
Current & past employers:	Dell Inc, Top Gun
Education:	Instituto nacional Nocturno Jose Damian Villacorta, Instituto Tecnologico Centroamericano, Instituto de ense??anzas tecnicas ENSETEC

This borrower member posted the following loan description, which has not been verified:

I need to pay credit card that are high in rates, so I can relieve some finantial pressure.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,034.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 276 dated July 15, 2009